[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

PLATFORM TECHNOLOGY TRANSFER AND LICENSE AGREEMENT
THIS PLATFORM TECHNOLOGY TRANSFER AND LICENSE AGREEMENT (together with any exhibits attached hereto, this “Agreement”) is made and entered into as of 2 May 2019 (the “Effective Date”), by and between Codexis, Inc., a corporation organized and existing under the laws of Delaware (“Codexis”), and Novartis Pharma AG, a corporation organized and existing under the laws of Switzerland (“Novartis”). Codexis and Novartis are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Codexis possesses expertise in the engineering and optimization of biocatalysts for use in pharmaceutical compound synthesis and manufacture;
WHEREAS, Novartis seeks to develop biocatalytic approaches to synthesize compounds of interest to Novartis and to practice the Platform Technology under the licenses granted by Codexis and in connection with a technology transfer from Codexis; and
WHEREAS, Codexis desires to grant to Novartis such license and perform such technology transfer, on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:
1.    DEFINITIONS. The terms in this Agreement with initial letters capitalized whether used in the singular or the plural, shall have the meaning set forth below. ,
1.1    “Additional Services” means any enzyme evolution related services performed by Codexis pursuant to Section 4.1 of this Agreement.
1.2    “Active Pharmaceutical Ingredient” or “API” means any substance or mixture of substances intended to be used in the manufacture/formulation of a drug (medicinal) product and that, when used in the manufacture/formulation of a drug, becomes an active ingredient of the drug product. Such substances are intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment, or prevention of disease or to affect the structure and function of the body.
1.3    “Affiliate” means any Person that directly or indirectly is controlled by, controls or is under common control with a Party to this Agreement. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast more than fifty percent (50%) of the votes in the election of directors, (b) in the case of a non-corporate entity, direct or indirect ownership of more than fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity, or (c) any other arrangement whereby a Person controls or has the right to control the board of directors or equivalent governing body or management of a corporation or other entity; provided that, if local Applicable Law restricts foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Applicable Law, be owned by foreign interests.
1.4    “Agreement Payments” means all amounts, fees, royalties, and other payments made by Novartis to Codexis under this Agreement.
1.5    “Applicable Law” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, government or Regulatory Authority.
1.6    “Approved Server” means physical or virtual computer server(s) that are (i) required for the operation of the Codexis Software, (ii) controlled by Novartis or its designated Third Party cloud service provider, and (iii) meet all hardware specifications, software specifications, and other specifications and requirements specified by Codexis for the proper operation of the Codexis Software.
1.7    “Arising Codexis Enzyme Technology” means: (a) the amino acid sequence and structure of any Covered Enzyme or Enzyme developed pursuant to Additional Services and (b) structure activity data that describes the structure activity relationship and other characteristics of any Covered Enzyme(s) or Enzyme(s) noted in (a), and in each of (a) and (b), which data and information are Controlled by Codexis. For the avoidance of doubt, Arising Codexis Enzyme Technology shall not include any of the foregoing (a) or (b) developed outside Additional Services.
1.8    “Arising Codexis Enzyme Technology IP” means Intellectual Property Rights which have arisen directly from the Arising Codexis Enzyme Technology. For clarity, the Arising Codexis Enzyme Technology IP excludes any Background IP of Novartis, any Arising Novartis Process Technology IP, any Arising Novartis Enzyme Technology IP, and any Novartis API Technology IP.
1.9    “Arising Codexis Process Technology” means methods of using Covered Enzyme(s) or Enzyme(s) in compound synthesis, developed during Additional Services under circumstances where Novartis does not Control the Active Pharmaceutical Ingredient which is the subject of the Additional Services and which methods are Controlled by Codexis; provided that Arising Codexis Process Technology shall exclude technology that is generally applicable to chemical process development and to the synthesis and scale-up of compounds and that does not specifically require the use or performance of such Covered Enzyme(s) or Enzyme(s).

1.10    “Arising Codexis Process Technology IP” means Intellectual Property Rights which have arisen directly from the Arising Codexis Process Technology. For clarity, the Arising Codexis Process Technology IP excludes any Background IP of Novartis, any Arising Novartis Process Technology IP, any Arising Novartis Enzyme Technology IP, and any Novartis API Technology IP.
1.11    “Arising Novartis Enzyme Technology” means: (a) the amino acid sequence and structure of any Covered Enzyme or Enzyme developed under a Technology Transfer Project; (b) structure activity data that describes the structure activity relationship and other characteristics of any Covered Enzyme(s) or Enzyme(s) noted in (a); and (c) Technology related to any Covered Enzyme or Enzyme created, developed, or invented (x) solely by Novartis (using the Platform Technology) or jointly by Novartis (using the Platform Technology) and Codexis under a Technology Transfer Project or (y) solely by Novartis (using the Platform Technology) during the Term. For clarity, no Covered Enzyme or Enzyme created, developed, or invented pursuant to Additional Services will be deemed to have been solely developed by Novartis.
1.12    “Arising Novartis Enzyme Technology IP” means Intellectual Property Rights which have arisen directly from the Arising Novartis Enzyme Technology. For clarity the Arising Novartis Enzyme Technology IP excludes any Background IP of Novartis, any Background IP of Codexis, any Arising Novartis Process Technology IP, any Arising Codexis Process Technology IP and any Arising Codexis Enzyme Technology IP.
1.13    “Arising Novartis Process Technology” means any Process Technology that is created, developed, or invented (a) solely by Novartis (using the Platform Technology) or jointly by Novartis (using the Platform Technology) and Codexis under a Technology Transfer Program or during Additional Services under circumstances where Novartis Controls the Active Pharmaceutical Ingredient which is the subject of the Additional Services or (b) solely by Novartis (using the Platform Technology) during the Term.
1.14    “Arising Novartis Process Technology IP” means Intellectual Property Rights which have arisen directly from the Arising Novartis Process Technology. For clarity, the Arising Novartis Process Technology IP excludes any Background IP of Novartis, any Background IP of Codexis, any Arising Codexis Process Technology IP, any Arising Codexis Enzyme Technology IP and any Arising Novartis Enzyme Technology IP.
1.15    “Background IP” means any and all Intellectual Property Rights which are Controlled by a Party and (a) exist on the Effective Date and/or (b) arise during the Term independently of the other Party and this Agreement.
1.16    “Bioconjugate” means [***].
1.17    “Biologic” means [***].

1.18    “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York, New York or Basel, Switzerland are authorized or obligated by Applicable Law to close.
1.19    “Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls and, thereafter, each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.
1.20    “Calendar Year” means the period beginning on the Effective Date and ending on December 31st of the calendar year in which the Effective Date falls, and thereafter, each successive period of twelve (12) consecutive calendar months commencing on January 1 and ending on December 31.
1.21    “Claim” means any claim, demand, cause of action, suit, dispute, proceeding, arbitration, audit, hearing, investigation or inquiry (whether formal or informal).
1.22    “Codexis Core Patents” means the Patents set forth on Exhibit 1.22.
1.23    “Codexis Core Technology” means those (i) tools, processes and methods Controlled by Codexis; and (ii) generally applicable tools, processes and methods which Codexis has the ability to transfer to or license to Novartis, in each of (i) and (ii) above: (a) which exist as of the Effective Date, (b) used to identify, select, optimize, isolate, modify, engineer, research, develop, make, have made and/or import enzymes, Covered Enzymes and Enzymes, through the recombination and/or rearrangement and/or mutation of genetic material for the creation of genetic diversity, using any methods, including but not limited to Codexis Software, in silico, in vitro, and and/or in vivo technologies, (c) screening techniques, methodologies and/or processes of using the resulting genes and/or proteins to identify and assess their potential utility, (d) gene expression methods applicable in high throughput screening, (e) cultivation of microorganisms, (f) techniques for producing, harvesting, and/or purifying proteins, and (g) including the Codexis Software, in each of (a)–(g) above.
1.24    “Codexis Core Technology Improvements” means any Improvement to the Codexis Core Technology practiced by Codexis or any Affiliate of Codexis which are licensed to Novartis under Section 3.2, that is generated by Codexis, or both Parties, or on behalf of Codexis or both Parties, or by Codexis with a Third Party, during the Technology Transfer Period or during the Improvements Term and is Controlled by Codexis, excluding any Improvement to the Codexis Core Technology which arises from Novartis’ Background IP. [***].
1.25    “Codexis Core Technology Improvements IP” means any and all Intellectual Property Rights which is generated by or on behalf of Codexis or any Affiliate of Codexis or jointly between the Parties or any Affiliate of the Parties which Covers the Codexis Core Technology Improvements. For clarity, the Codexis Core Technology

Improvements IP excludes any Background IP of Novartis, any Arising Novartis Process Technology IP, any Arising Novartis Enzyme Technology IP, and any Novartis API Technology IP.
1.26    “Codexis Documentation” means any documentation disclosed by Codexis to Novartis pursuant to Article 2 (including with respect to the Platform Technology and any Improvements), including all documentation relating to the Codexis Methods, the Technology Transfer Plan, and documentation related to the Codexis Software and the documentation described in the Technology Transfer Plan and any and all copies thereof, in whole or in part.
1.27    “Codexis Enzymes” means those Covered Enzymes set forth on Exhibit 1.27 which are Controlled by Codexis and transferred to Novartis pursuant to the Technology Transfer Plan and those Covered Enzyme(s), if any, added by Codexis and Novartis as Codexis Enzyme(s) pursuant to Section 3.5.4. For clarity, Codexis Enzymes does not include those Covered Enzymes [***] as set forth on Exhibit 1.27(a).
1.28    “Codexis Enzyme Patents” means the Patents set forth on Exhibit 1.28.
1.29    “Codexis Initial Enzyme(s)” means any Codexis Enzyme or any Enzyme contained within a Codexis Library which is designated as an Initial Enzyme pursuant to a Technology Transfer Project.
1.30    “Codexis Library” means any collection, set or sub-set of expression vectors containing genes Controlled by Codexis that encode for Covered Enzymes, Enzymes or enzymes, transferred to Novartis under the Technology Transfer Plan, for the propagation of additional enzyme stock.
1.31    “Codexis Materials” means all biological materials disclosed or transferred to Novartis by Codexis under and specifically in furtherance of this Agreement, including, without limitation, (a) the Codexis Libraries and Codexis Enzymes, and (b) kits and plates generally consisting of multiple, genetically-diverse enzymes that are made commercially available to the general public by Codexis through Codexis’ catalog or website, as listed in Appendix I to the Technology Transfer Plan.
1.32    “Codexis Mayflower Patents” means the Patents set forth on Exhibit 1.32.
1.33    “Codexis Methods” means (a) as of the Effective Date, the methods and protocols listed in Appendix IV of the Technology Transfer Plan, and (b) after the Effective Date, the methods and protocols disclosed by Codexis and drafted by Codexis documenting in sufficient detail to enable a scientist with reasonable skills and experience in the field of protein engineering or biochemistry to practice the Platform Technology. The Codexis Methods shall include the most current and complete procedures used by Codexis as of the date on which they are disclosed to Novartis with respect to the procedures described therein.
1.34    “Codexis Software” means the software components Controlled by Codexis and utilized by Codexis in the Platform Technology as listed on Exhibit 1.34, including all versions and improvements of such software components practiced by Codexis during the Technology Transfer Period and the Improvements Term, in each case solely in executable form.
1.35    “Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement, efforts consistent with the efforts and resources normally used by a similarly situated pharmaceutical, biotechnology or technology company in the exercise of its reasonable business discretion relating to the development or commercialization of a product with similar product characteristics that is of similar market potential at a similar stage of development or commercialization, taking into account issues of efficacy, safety, patent and regulatory exclusivity, product profile, anticipated or approved labeling, present and future market potential, competitive market conditions, the proprietary position of the compound or product, the regulatory structure involved, and other technical, legal, scientific, medical or commercial factors, and the profitability of the product, including in light of pricing and reimbursement issues.
1.36    “Completion of Wave 1” means the achievement of the Wave 1 Milestone Success Criteria as defined under the Technology Transfer Plan.
1.37    “Completion of Wave 2” means the achievement of the Wave 2 Success Criteria as defined under the Technology Transfer Plan.
1.38    “Completion of Wave 3” means the achievement of the Wave 3 Success Criteria as defined under the Technology Transfer Plan.
1.39    “Controlled” or “Controls” means, when used in reference to an item of Technology or to Intellectual Property Rights, the legal authority or right of a Party (whether directly or through any of its Affiliates to the extent a Party has the requisite authority), whether by ownership, assignment or by license, other than pursuant to this Agreement, to grant the right to use such item of Technology or a license or sublicense of such Intellectual Property Rights to the other Party, or to otherwise disclose proprietary or trade secret information to such other Party, without violating any Applicable Law, breaching the terms of any agreement with any Third Party, or misappropriating the proprietary or trade secret information or other Intellectual Property Rights of a Third Party.
1.40    “Cover” or “Covers” means, a particular item or method encompassed by any Intellectual Property Rights, that, but for a license under or ownership right in such Intellectual Property Rights, the use, making, having made, offering for sale, sale, importation, or other exploitation of such item would infringe or misappropriate such

Intellectual Property Rights (assuming, in the case of pending Patent applications, that such pending Patent applications were issued Patents).
1.41    “Covered Enzyme(s)” means any enzyme that is Covered by the Licensed IP.
1.42    “[***]” or “[***]” means [***].
1.43    “Designated Lab” means the laboratory(ies) which are located at the Primary Site and designated to implement the Platform Technology.
1.44    “Developmental Period” means, for a Therapeutic Product, the [***].
1.45    “Diagnostic” means [***].
1.46    “Dollar” or “$” means the lawful currency of the United States.
1.47    “enzyme” (without initial capital) means an immature or mature peptide or protein (including derivatives) with enzymatic or biocatalytic activity.
1.48    “Enzyme” means any enzyme which is created from the use of the Platform Technology pursuant to this Agreement.
1.49    “Excluded Claim” means a dispute, controversy or claim between the Parties that concerns: (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.
1.50    “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.
1.51    “Fee Bearing Therapeutic Product” means a Therapeutic Product for which development was initiated during the Initiation Period.
1.52    “First Regulatory Approval” means, [***].
1.53    “[***]” means [***].
1.54    “[***]” means[***].
1.55    “Good Clinical Practices” or “GCP” means the then-current international ethical and scientific quality standards for designing, conducting, recording and reporting trials that involve the participation of human subjects. In the United States, GCP shall be based on Good Clinical Practices established through FDA guidance (including ICH E6) and, outside the United States, GCP shall be based on ICH E6.

1.56    “Good Laboratory Practices” or “GLP” means the then-current Good Laboratory Practice (or similar standards) for the performance of laboratory activities for pharmaceutical products as are required by applicable Regulatory Authorities or Applicable Law. In the United States, Good Laboratory Practices are established through FDA regulations (including 21 C.F.R. Part 58), FDA guidance, FDA current review and inspection standards and current industry standards.
1.57    “Good Manufacturing Practices” or “GMP” means the then-current Good Manufacturing Practices for the manufacture of products as are required by applicable Regulatory Authorities or Applicable Law. In the United States, GMP shall be as defined under the rules and regulations of the FDA, as the same may be amended from time to time.
1.58    “IFRS” means international financial reporting standards, consistently applied.”
1.59    “Improvement” means an enhancement, extension, upgrade, improvement, derivative work, or update.
1.60    “Improvements Term” means the period commencing upon the completion of the Technology Transfer Period and ending [***], subject to the early termination of this Agreement by Codexis in accordance with Sections 12.2 or 12.3.
1.61    “Improvements Term Year(s)” means (a) the period commencing upon the completion of the Technology Transfer Period and ending [***].
1.62    “Information” means any and all information and data, including without limitation all Know-How and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.
1.63    “Initial Enzyme” means the [***] contributed to a Technology Transfer Project which is selected to undergo Initial Enzyme Optimization. Once an Initial Enzyme is selected, such selection may only be changed by mutual written consent of the Parties.
1.64    “Initial Enzyme Optimization” means the process of optimizing an Initial Enzyme.
1.65    “Initial Technology Transfer Inventory” means all of the items set out in Appendices I, II, III and IV of the Technology Transfer Plan.
1.66    “Initiation Period” means the period beginning on the Technology Transfer Period Expiration Date and ending on the date of expiration of the last to expire Patent in the Licensed IP.

1.67    “In-License Agreements” means all agreements pursuant to which any Licensed IP is licensed or sublicensed to Codexis from a Third Party and which are listed in Exhibit 1.67.
1.68    “In-Licensed IP” means the In-Licensed Patents and any In-Licensed Know-How.
1.69    “In-Licensed Know-How” means all Know-How of Third Parties Controlled by Codexis as of the Effective Date and licensed to Codexis pursuant to the In-License Agreements, in each case that Covers the Codexis Documentation, the Codexis Materials, Know-How related to the operation of the Codexis Software (but excluding the Codexis Software itself) or the practice of the Platform Technology.
1.70    “In-Licensed Patents” means the Patents set forth on Exhibit 1.70.
1.71    “Intellectual Property Rights” means Patents, Know-How and copyrights, including all applications for registration for the foregoing and all other similar proprietary rights as may exist anywhere in the world.
1.72    “Invention” means any discovery, invention, contribution, method, finding, or improvement, whether or not patentable, and all related Know-How.
1.73    “Invoice” means any invoice submitted to Novartis by Codexis under this Agreement, produced in accordance with Novartis’ processing requirements.
1.74    “[***]” means [***].
1.75    “[***]” means [***].
1.76    “Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 5.1.
1.77    “Know-How” means non-public materials and technical information, including techniques, methods, processes, technology, recipes, formulae, designs, equipment configurations and uses, biological samples, compounds and cell lines, and biological, chemical, pharmacological, toxicological, clinical, assay and related trade secrets, manufacturing data, preclinical and clinical data, specifications, ingredients, manufacturing processes, formulation, specifications, sourcing information, quality control and testing procedures, and related know-how and trade secrets and including all of the foregoing related to the operation of the Codexis Software, but in each case excluding the Codexis Software itself.
1.78    “knowledge of Codexis Senior Management” means, with respect to any matter in question, that any of Codexis’ [***] is actually aware or has actual knowledge of such matter [***].

1.79    “Licensed Additional Codexis Know-How” means any and all Know-How which (a) Codexis or any Codexis Affiliate comes to Control during the Technology Transfer Period or during the Improvements Term and which Covers (i) the Platform Technology, (ii) Arising Codexis Enzyme Technology, (iii) Arising Codexis Process Technology, (iv) any Codexis Core Technology Improvements, (v) the Codexis Documentation, or (vi) Codexis Materials and including any Know-How related to the operation of the Codexis Software, but in each case excluding the Codexis Software itself, and (b) Codexis or any Codexis Affiliate comes to Control during the Term and which Covers the [***].
1.80    “Licensed Additional Codexis Patents” means any and all Patents which (a) Codexis or any Affiliate comes to Control during the Technology Transfer Period and the Improvements Term and which Covers (i) the Platform Technology, (ii) Arising Codexis Enzyme Technology (iii) Arising Codexis Process Technology, or (iv) any Codexis Core Technology Improvements and (b) Codexis or any Codexis Affiliate comes to Control during the Term and which Covers the [***].
1.81    “Licensed IP” means (a) the Licensed Patents, (b) the In-Licensed Patents (c) the Licensed Know-How, (d) the In-Licensed Know-How, (e) the Licensed Additional Codexis Know-How and (f) the Licensed Additional Codexis Patents.
1.82    “Licensed Know-How” means any Know-How Controlled by Codexis as of the Effective Date which is disclosed or provided to Novartis pursuant to the Technology Transfer Plan, including the Codexis Documentation, Codexis Materials and Know-How related to the operation of the Codexis Software (but excluding the Codexis Software itself), but only to the extent existing as of the Effective Date.
1.83    “Licensed Patents” means the Codexis Core Patents, the Codexis Mayflower Patents and the Codexis Enzyme Patents.
1.84    “Losses” means any liability, loss, damage, expense (including reasonable legal expenses, costs of litigation, and attorneys’ fees) or judgment, whether for money or equitable relief, of any kind.
1.85    “Novartis API Technology” means all Technology (excluding however any Process Technology) of or relating to manufacturing/formulation or processing an Active Pharmaceutical Ingredient, in either case which Technology relates to a specific Active Pharmaceutical Ingredient, including any Novartis Controlled API and any Novartis Non-Controlled API, developed by or for (other than any Technology developed by Codexis on behalf of Novartis or any of its Affiliates) or otherwise Controlled by Novartis, but in each case excluding the Codexis Software.
1.86    “Novartis API Technology IP” means all Intellectual Property Rights of any kind or nature in or to any Novartis API Technology.

1.87    “Novartis Controlled API” means any Active Pharmaceutical Ingredient that is a Small Molecule or Bioconjugate, but is not a Biologic, where such Active Pharmaceutical Ingredient is owned or Controlled by Novartis and developed and/or manufactured by Novartis using at least one (1) Enzyme.
1.88    “Novartis Controlled Biocatalyst Field” means the research, development, and manufacture of Covered Enzymes and Enzymes for use in the human healthcare field solely by Novartis and its Affiliates, or on behalf of Novartis and its Affiliates in accordance with Section 3.2, in the chemical synthesis of Therapeutic Products owned or Controlled by Novartis (including, for clarity, the chemical synthesis of Novartis Controlled APIs for formulation into any Therapeutic Controlled by Novartis), but excluding, in any event, the discovery of any Biologic(s), Therapeutic Enzyme(s), Diagnostic(s), or Vaccine(s), or any sale, lease, license, transfer or use of such Covered Enzymes or Enzymes as a standalone product or a component of a product. [***].
1.89    “[***]” means [***].
1.90    “[***]” means [***].
1.91     “[***]” means [***].
1.92    “Novartis Non-Controlled API” means any Active Pharmaceutical Ingredient that is a Small Molecule or Bioconjugate, but is not a Biologic, which is not owned or Controlled by Novartis or by any Third Party and developed and/or manufactured by or for Novartis using at least one (1) Enzyme.
1.93    “Novartis Non-Controlled Biocatalyst Field” means the research, development and manufacture of Covered Enzymes and Enzymes for use in the human healthcare field solely by Novartis and its Affiliates, or on behalf of Novartis and its Affiliates in accordance with Section 3.2, in the chemical synthesis of Novartis Non-Controlled APIs, but excluding, for clarity, the discovery of any Biologic(s), Therapeutic Enzyme(s), Diagnostic(s), or Vaccine(s), or any sale, lease, license, transfer or use of such Covered Enzymes or Enzymes as a standalone product or a component of a product. [***].
1.94     “[***]” means [***].
1.95    “Patent(s)” means (a) patents and patent applications anywhere in the world, (b) all divisionals, continuations, continuations in-part thereof or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to (i) any such patents or patent applications, or (ii) any patent or patent application from which such patents or patent applications claim, or is entitled to claim, direct or indirect priority, (c) all patents issuing on any of the foregoing anywhere in the world, together with all registrations, reissues, re-examinations, patents of addition, renewals, substitutions, validations, and re-validations, supplemental protection certificates or extensions of any of the foregoing anywhere in the world, and (d) all provisional and any other priority patent applications filed worldwide.
1.96    “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association or other entity.
1.97    “Phase 1 Clinical Trial” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(a).
1.98    “Platform Technology” means (a) the Codexis Core Technology, (b) the Codexis Core Technology Improvements, (c) the Codexis Enzymes, and (d) the Codexis Libraries, and in each case, which are provided to Novartis by Codexis under this Agreement.
1.99    “Primary Site” means the single Novartis-controlled facility specified in the Technology Transfer Plan to which the Platform Technology will be transferred.
1.100    “Process Technology” means any method, process, or other invention pertaining to the use of any Covered Enzyme or Enzyme; provided that Process Technology shall exclude Technology that is generally applicable to chemical process development and to the synthesis and scale up of compounds and that does not specifically require the use or performance of a Covered Enzyme, or Enzyme.
1.101    “Prosecution” means the preparation, drafting, filing, prosecution (including any interferences, reissue proceedings, reexaminations, inter partes reviews, post-grant reviews, oppositions and Patent office appeals) and maintenance of Patents in the Territory. When used as a verb, “Prosecute” means to engage in Prosecution.
1.102    “Regulatory Approval(s)” means, with respect to any Therapeutic Product in any jurisdiction, all approvals from any Regulatory Authority necessary for the commercial manufacture, marketing and sale of any product containing such Therapeutic Product in such jurisdiction in accordance with Applicable Law, including without limitation, receipt of pricing and reimbursement approvals, where required.
1.103    “Regulatory Authority” means any national or supranational governmental authority, including without limitation, the FDA, which has responsibility in countries in the Territory over the development and/or commercialization of any Therapeutic Product, as applicable.
1.104    “Regulatory Filings” means any and all regulatory applications, filings, approvals and associated correspondence required to develop any Therapeutic Product in each country or jurisdiction in the Territory.
1.105    “[***]" means the [***]

1.106    “Restricted Enzyme” means any enzyme, or any vector that encodes for any such enzyme, listed in Exhibit 1.106. During the Term, Exhibit 1.106 may be revised in accordance with Section 3.5.4.
1.107    “ROFR Period” means, with respect to a given Novartis Controlled API, the period beginning on completion of a (a) Phase 1 Human Clinical Trial for the first Therapeutic Product containing such Novartis Controlled API, or (b) in the case of non-human animals, upon approval by the Center for Veterinary Medicine of the FDA of the first NADA, ANADA or CNADA for such Therapeutic, or, for both (a) and (b), for any Therapeutic Product that is subject to Regulatory Approval outside of the United States, the non-U.S. equivalent(s) of (a) and (b), and ending on the earlier of (x) the date that is five (5) years after the Regulatory Approval for the first such Therapeutic Product, and (y) the termination of this Agreement.
1.108    “[***]” means [***].
1.109    “Small Molecule” means [***].
1.110    “[***]” means the [***].
1.111    “Technology” means Know-How, Inventions, industrial designs, works of authorship, development tools, files, records and data, all emulation and simulation tools and reports, prototypes, sequences, structures, databases and data collections, and all tangible embodiments of the foregoing, provided, however, Technology shall not include Codexis Software (or software, source code, object code, graphical user interfaces, application programming interfaces, programs, objects, modules, algorithms, routines or firmware used or utilized in Codexis Software).
1.112    “Technology Transfer” means (a) the transfer to Novartis of the Platform Technology, Codexis Documentation, Codexis Software, Codexis Materials, and Improvements thereto which come to be Controlled by Codexis during the Technology Transfer Period, and (b) the training provided to Novartis with respect to the Platform Technology, in each case to be conducted in accordance with the Technology Transfer Plan and Article 2.
1.113    “Technology Transfer Period” means the period beginning upon the start of Technology Transfer and ending upon Completion of Wave 3, and is further to be defined in the Technology Transfer Plan.
1.114    “Technology Transfer Period Expiration Date” means the earlier of (a) Completion of Wave 3 (in accordance with Section 2.2.7), or (b) twenty (20) months following the Wave 1 Commencement (as defined in Section 2.2.5).
1.115     “Technology Transfer Plan” means that plan for the Technology Transfer as mutually agreed between the Parties and set forth in Exhibit 1.115 as of the Effective Date and as may be amended by the Parties during the Technology Transfer Period in accordance with Section 2.2.2 itemizing each Party’s responsibilities and obligations, the activities to be performed by each Party, and a timeline for performance of such activities, in connection with the Technology Transfer from Codexis to Novartis to fully implement the Platform Technology at the Designated Lab.
1.116    “Technology Transfer Project” means any Enzyme evolution project that was initiated using an Initial Enzyme during the Technology Transfer Period.
1.117    “Territory” means all of the countries in the world, and their territories and possessions.
1.118    “Therapeutic” means a compound, molecule, pharmaceutical, drug, biological preparation, or other product for the treatment or prevention of any disease or medically treatable or preventable condition in human healthcare. [***].
1.119    “Therapeutic Enzyme” means [***].
1.120    “Therapeutic Product” means any Therapeutic owned or Controlled by Novartis or its Affiliates (or their permitted licensees, successors, assigns and transferees) containing a Novartis Controlled API or a Novartis Non-Controlled API.
1.121    “Third Party” means any Person other than Novartis and Affiliates of Novartis, and Codexis and Affiliates of Codexis.
1.122    “United States” or “U.S.” means the United States of America and all its territories and possessions.
1.123    “U.S. GAAP” means generally accepted accounting principles adopted by the U.S. Securities and Exchange Commission, consistently applied.
1.124     “Vaccine” means [***].
1.125    “Wave” means each phase of the Technology Transfer noted as Wave 1, Wave 2 and Wave 3 of the Technology Transfer Plan in force as of the Effective Date, and from time-to-time during the Technology Transfer Period.
1.126    “Wave 1 Commencement” means the date on which Codexis begins transferring the Codexis Materials and Codexis screening capabilities to Novartis as more fully outlined in the Technology Transfer Plan.
1.127    “Western Europe” means [***].
2.    TECHNOLOGY TRANSFER
2.1    Management of Technology Transfer.
2.1.1    Scientific Lead. Each Party shall designate in writing within fifteen (15) days after the Effective Date, a “Scientific Lead” with all necessary scientific skill and expertise to fulfil such role in accordance with this Article 2, to be the primary contact for such Party responsible for managing day-to-day communications between the Parties with respect to the technical aspects of the Technology Transfer and other scientific and technical activities (including any Additional Services) set forth in this Agreement, including responsibility for scheduling teleconferences and coordinating meetings and technical support as required hereunder. Each Party may respectively appoint a substitute Scientific Lead to represent it under this Section 2.1.1.
2.1.2    Alliance Manager. Each Party shall designate in writing within fifteen (15) days after the Effective Date, an “Alliance Manager” with all necessary business skill and expertise as necessary to be the primary contact for such Party as regards all business development and/or contract-related communications between the Parties for all matters in connection with this Agreement, outside of the purview of the technical matters for which the Scientific Leads are responsible. The Alliance Managers shall be responsible for initially addressing any finance, legal and business issues that may arise. Each Party may respectively appoint a substitute Alliance Manager to represent it under this Section 2.1.2.
2.1.3    Limitations. The Scientific Leads and the Alliance Managers shall not have the authority to amend, modify or waive compliance with this Agreement, through meeting minutes, e-mails or otherwise.
2.2    Technology Transfer.
2.2.1    Technology Transfer Plan. The Parties shall perform the Technology Transfer in Waves during the Technology Transfer Period pursuant to the timelines and in accordance with the responsibilities allocated under the Technology Transfer Plan. Each Party shall perform the activities assigned to such Party under the Technology Transfer Plan at the Primary Site and shall perform all such activities in compliance with Applicable Law. Each Party shall be responsible for all salaries and costs and expenses of their own personnel (including, without limitation, travel and living expenses). Without limiting the foregoing, Codexis shall provide Novartis the Codexis Methods at dates no later than those set forth in the timelines in the Technology Transfer Plan. Codexis shall promptly transfer to Novartis (a) the Initial Technology Transfer Inventory, (b) the Codexis Materials, (c) the Codexis Documentation, and (d) the Codexis Software and other Platform Technology, at dates no later than those set forth in the timelines in Technology Transfer Plan. All Technology Transfer activities shall be performed diligently and in good faith by the Parties. Notwithstanding anything to the contrary, subject to any updates to the Technology Transfer Plan pursuant to Section 2.2.2, Codexis shall not be obligated to transfer to Novartis any information and/or materials not described in the Technology Transfer Plan. [***].
2.2.2    Updates to Technology Transfer Plan. In the event that errors and/or omissions in the Technology Transfer Plan are discovered by Novartis and/or Codexis during the Technology Transfer Period and/or changes in the Technology Transfer

Plan are desired and the Parties, through their representatives on the Joint Steering Committee, agree to update the Technology Transfer Plan pursuant to any reasonable scientific rationale agreed between the Parties to enable Novartis to practice the Platform Technology, the Parties shall then update the Technology Transfer Plan accordingly.
2.2.3    Improvements Arising During Technology Transfer Period. Within [***] after the end of the Calendar Quarters ending June 30 and December 31, Codexis will disclose to Novartis any and all Improvements relating to the Platform Technology which have come to be Controlled by Codexis at any time during the Technology Transfer Period, and which have been identified and are being practiced by Codexis in its own business operations, including, without limitation, all Codexis Core Technology Improvements (including any and all Improvements to the Codexis Methods, the Initial Technology Transfer Inventory and the Codexis Software), Improvements to the Codexis Materials and the Codexis Documentation, Arising Codexis Enzyme Technology, and/or Arising Codexis Process Technology which come to be Controlled by Codexis during the Technology Transfer Period. [***].
2.2.4    Technology Transfer Teams. In order to effect Section 2.2:
(a)    Novartis shall identify a Technology Transfer team of personnel and in such numbers as it may so determine (the “Novartis Team”) to participate in the Technology Transfer. Novartis may change any member(s) of the Novartis Team in its sole discretion at any time. The Novartis Team shall have all reasonable skills and experience to perform the Technology Transfer. [***], Novartis shall remain at all times fully liable for its respective responsibilities with respect to the Technology Transfer.
(b)    Codexis shall identify a Technology Transfer team to lead the Novartis Team in the Technology Transfer (the “Codexis Team”) as detailed in the Technical Transfer Plan. Codexis, in its sole discretion, may change any member(s) of the Codexis Team at any time. Each member of the Codexis Team shall have all necessary scientific experience and expertise to perform the Technology Transfer in accordance with the Technology Transfer Plan. [***]. [***], Codexis shall remain at all times fully liable for its respective responsibilities with respect to the Technology Transfer.
2.2.5    Wave 1 of Technology Transfer Plan. After the Effective Date, the Codexis Team will transfer Codexis Materials and Codexis screening capabilities to Novartis as more fully outlined in the Technology Transfer Plan. Unless mutually agreed in writing by the Parties, Wave 1 Commencement shall occur [***]. Wave 1 will be deemed complete upon Completion of Wave 1.
2.2.6    Wave 2 of Technology Transfer Plan. On an agreed-upon date, the Codexis Team and the Novartis Team will participate in Wave 2 of Technology Transfer activities by enabling Novartis to practice the Platform Technology as more fully outlined in the Technology Transfer Plan. Wave 2 will be deemed complete upon Completion of Wave 2.
2.2.7    Wave 3 of Technology Transfer Plan. On an agreed-upon date, the Codexis Team and the Novartis Team will participate in Wave 3 of Technology Transfer activities by having the Codexis Team train the Novartis Team on [***] Technology Transfer Project(s) to be approved by the JSC, as more fully outlined in the Technology Transfer Plan. Wave 3 will be deemed complete upon Completion of Wave 3. Wave 3 will be performed at such location(s) specified in the Technology Transfer Plan.
2.2.8    Completion of Technology Transfer. The Technology Transfer will be deemed complete upon the Completion of Wave 1, the Completion of Wave 2 and the Completion of Wave 3. If Completion of Wave 1, Completion of Wave 2 and the Completion of Wave 3 are not achieved on or before twenty (20) months from the Wave 1 Commencement where such non-achievement is proximately caused by decision(s), action(s) or inaction(s) of Novartis, its Affiliates and/or Third Parties controlled by Novartis and/or its Affiliates, the applicable milestone payment(s) set forth in Section 7.2 shall be paid to Codexis in the manner set forth in Section 7.2. In the event either Party reasonably disputes whether or not the Completion of Wave 1 and/or Completion of Wave 2 and/or the Completion of Wave 3 have occurred, the Parties will submit such dispute for resolution in accordance with Article 13.
2.3    Transfers of Materials. In the event that the Parties mutually agree that a transfer of any biopharmaceutical, biological, chemical or other like material (“Material(s)”) from one Party to the other Party is necessary or desirable to facilitate the Parties’ collaborative activities pursuant to this Agreement then, except (i) where Codexis Materials are transferred by Codexis to Novartis pursuant to the Technology Transfer Plan (which in all cases shall be itemized and recorded in writing, such written records to be sent to Novartis for confirmation of receipt of all such items), or (ii) where Materials are transferred by Codexis to Novartis and are identified as a “deliverable” under a Statement of Work, such Materials will be transferred subject to and in accordance with the Statement of Work.
2.4    Designated Lab. [***].
2.5    [***]. [***].

3.    LICENSES
3.1    Licenses to Codexis.
3.1.1    [***].
3.1.2    Arising Novartis Enzyme Technology IP. Subject to the terms and conditions of this Agreement (including, for the avoidance of doubt, Article 12), Novartis hereby grants to Codexis a worldwide, exclusive, non-transferable (except as provided in Section 14.8), fully paid-up, royalty-free right and license, with the right to grant sublicenses, under the Arising Novartis Enzyme Technology IP invented using the Platform Technology, [***], solely to improve, make, have made, use, and sell Enzymes for use solely outside of the Novartis Controlled Biocatalyst Field.
3.1.3    Arising Novartis Process Technology IP. Subject to the terms and conditions of this Agreement (including, for the avoidance of doubt, Article 12), Novartis hereby grants to Codexis a worldwide, non-exclusive, non-transferable (except as provided in Section 14.8), fully paid-up, royalty-free right and license, with the right to grant sublicenses, under the Arising Novartis Process Technology IP (excluding, in any event, any Novartis API Technology IP) invented using the Platform Technology for any use solely outside of the Novartis Controlled Biocatalyst Field.
3.2    Licenses to Novartis.
3.2.1    Platform Technology Licenses. Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 3.4), Codexis on behalf of itself and its Affiliates hereby grants to Novartis, during the Term, a nontransferable (except as provided in Section 14.8), right and license, with the right to grant sublicenses to Affiliates, in accordance with, and to the extent permitted under, Section 3.2.7, under the Licensed IP in the Territory, with respect to enzymes, including any enzyme owned or otherwise Controlled by Novartis under this Agreement or otherwise, to use in the Designated Lab the Platform Technology (or any aspect of the Platform Technology) (but excluding the Codexis Software, which shall instead be subject to the license set forth in Section 3.2.2, below), which right and license shall be:
(a)    exclusive in the Novartis Controlled Biocatalyst Field; and
(b)    non-exclusive in the Novartis Non-Controlled Biocatalyst Field;
in each of Sections 3.2.1(a) and 3.2.1(b), solely to research, develop, use, optimize, modify, isolate, engineer, identify, select, make, have made, import and/or export, Enzymes, other than any Restricted Enzyme. [***].

3.2.2    License to Codexis Software. Subject to the terms and conditions of this Agreement (including, without limitation, the limitations set forth in Section 3.4), Codexis on behalf of itself and its Affiliates hereby grants to Novartis, during the Term, a nontransferable (except as provided in Section 14.8), right and license, sublicensable to Affiliates in accordance with, and to the extent permitted under, Section 3.2.7), to (i) deploy [***] the Codexis Software on Approved Servers, and (ii) access and use [***] the Codexis Software solely from the Designated Lab [***]. [***]. The foregoing license set forth in this Section 3.2.2 shall be:
(a)    exclusive in the Novartis Controlled Biocatalyst Field; and
(b)    non-exclusive in the Novartis Non-Controlled Biocatalyst Field;
in each of Sections 3.2.2(a) and 3.2.2(b), solely to research, develop, use, optimize, modify, isolate, engineer, identify select, make, have made, import and/or export Enzymes, other than any Restricted Enzyme. The right and license granted herein is not subject to any limitation on the number of simultaneous in-house projects being conducted by Novartis.
3.2.3    Manufacturing Licenses. Subject to the terms and conditions of this Agreement (including, without limitation, the limitations set forth in Sections 3.4), Codexis hereby on behalf of itself and its Affiliates grants to Novartis, during the Term, a non-transferable (except as provided in Section 14.8) right and license, with the right to grant sublicenses to Affiliates, contract manufacturing organizations (CMOs), contract research organizations (CROs), or other contract service organizations in accordance with and to the extent permitted under Section 3.2.7 under the Licensed IP in the Territory, solely to make, have made, import and/or export Enzyme(s) for use in Therapeutic Product(s) or Novartis Controlled API(s) or Novartis Non-Controlled API(s), which right and license shall be:
(a)    exclusive in the Novartis Controlled Biocatalyst Field; and
(b)    non-exclusive in the Novartis Non-Controlled Biocatalyst Field.
3.2.4    [***]. Under the terms of the licenses granted by Codexis to Novartis under Sections 3.2.1, 3.2.2, and 3.2.3, [***].
3.2.5    Loss of Exclusivity. The exclusive licenses granted by Codexis to Novartis in the Novartis Controlled Biocatalyst Field pursuant to Sections 3.2.1, 3.2.2 and 3.2.3 shall become non-exclusive, on a Therapeutic-by-Therapeutic and country-by-country basis, on the first date that [***].
3.2.6    [***]. [***].

3.2.7    [***]. [***].
3.3    Sublicensing. To the extent that either Party is permitted to grant sublicenses under the licenses granted to it under this Agreement, either Party shall have the right to grant such sublicenses through multiple tiers of sublicensees; provided that:
3.3.1    any sublicense agreement between Novartis and a Third Party sublicensee relating to the performance of Novartis’ obligations or exercise of Novartis’ rights under this Agreement shall include material transfer terms, and non-use and non-disclosure confidentiality terms, that are no less stringent than terms used by Novartis in the ordinary course of Novartis’ business in similar transactions involving Novartis’ proprietary materials and information of a similar nature;
3.3.2    any such sublicense is consistent with and subject to the terms of this Agreement and shall terminate automatically upon termination of the corresponding license hereunder;
3.3.3    each Party, within [***] after the effective date of any sublicense, shall provide written notice to the other Party of the grant, the date, and the identity of the Third Party of any sublicense to a Third Party;
3.3.4    each Party shall not be relieved of its obligations pursuant to this Agreement as a result of such sublicense; and
3.3.5    any sublicense granted by Novartis shall (a) prohibit the sublicensee from using the Platform Technology for any purpose other than as specified in Section 3.2.1, Section 3.2.2 and Section 3.2.3 and (b) require the sublicensee to destroy all Platform Technology, and all Information of Codexis, in possession of such sublicensee after completion of the sublicensee’s obligations under such sublicense.
3.4    Limitations on Licenses.
3.4.1    Restricted Enzymes. With respect to any aspect of Restricted Enzymes for which Codexis has less than fully exclusive, worldwide rights (e.g., co-exclusive, non-exclusive, limited territorial or otherwise restricted rights), the licenses provided in Sections 3.2.1, 3.2.2, 3.2.3 and 3.5.2 shall be limited to the scope of those rights that Codexis Controls.[***].
3.4.2    In-Licensed Patents. With respect to any aspect of the In-Licensed Patents for which Codexis has less than fully exclusive, worldwide rights (e.g., co-exclusive, non-exclusive, limited territorial or otherwise restricted rights), the licenses provided in Sections 3.2.1, 3.2.2, 3.2.3 and 3.5.2 shall be limited to the scope of those rights that Codexis Controls.
3.4.3    Codexis Mayflower Patents. The licenses provided in Sections 3.2.1, 3.2.2, 3.2.3 and 3.5.2 shall be limited as set forth in Exhibit 3.4.3.

3.4.4    No Use for Third Parties.
(a)    Novartis shall not use, and shall cause its Affiliates and permitted sublicensees not to use, the Platform Technology to engineer, synthesize, manufacture or otherwise develop or produce any Enzymes, molecules, biologic agents, drug products, therapeutic agents or any other compounds for or on behalf of any Third Party and/or to that Third Party’s order or direction. [***].
(b)    Novartis shall not use, and shall cause its Affiliates and permitted sublicenses not to use, the Platform Technology to make or have made and sell, offer for sale, lease, barter, donate or otherwise transfer any enzymes or Enzymes to any Third Party. [***].
(c)    [***].
3.4.5    Enzyme Supplier. [***].
3.4.6    Codexis Software Restrictions. Codexis retains ownership of all Codexis Software and rights therein and Novartis will maintain the copyright notice and any other notices that appear on the Codexis Software on any copies and any media. Novartis will not (and will not allow any Affiliate or Third Party to) [***] Prior to disposing of any media or apparatus containing any part of the Codexis Software, Novartis shall completely destroy any Codexis Software contained therein. All the limitations and restrictions on Codexis Software in this Agreement shall also apply to any Codexis Documentation for the Codexis Software. Novartis acknowledges and agrees that it will be solely responsible for providing, maintaining, and supporting the Approved Servers.
3.4.7    [***]. [***].
3.4.8    Approved Server. The Approved Server may be located at any site controlled by Novartis or its designated Third Party cloud service provider located within the [***].
3.5     Improvements Term.
3.5.1    Disclosure. Within [***] following each Improvements Term Year during the Improvements Term, Codexis will disclose to Novartis any Codexis Core Technology Improvements IP (including any and all Improvements to the Codexis Methods, the Initial Technology Transfer Inventory and the Codexis Software), Improvements to the Codexis Materials and/or the Codexis Documentation, which have come to be Controlled by Codexis during the applicable Improvements Term Year and which [***] (each an “Improvements Report”). All such disclosures, whether initial or subsequent, shall be considered the Information of Codexis.
3.5.2    Grant of Rights. Subject to the terms and conditions of this Agreement (including the limitations set forth in Sections 3.2, 3.2.7 and 3.4), Codexis hereby on behalf of itself and its Affiliates grants to Novartis a worldwide, non-transferrable (except as permitted under Section 14.8), non-sublicensable (except as permitted in accordance with Sections 3.2.1, 3.2.2 and 3.2.3) license, which license shall be either exclusive, non-exclusive or both as determined in accordance with Sections 3.2.1, 3.2.2 and 3.2.3, under Codexis’ rights to Codexis Core Technology Improvements IP and Improvements to the Codexis Materials and/or the Codexis Documentation which have come to be Controlled by Codexis during the applicable Improvements Term Year and which [***]. This license shall become effective as of [***], notwithstanding that Novartis [***].
3.5.3    Installation at Novartis. Novartis shall have the option, exercisable within [***] of the disclosure by Codexis pursuant to Section 3.5.1, to notify Codexis in writing of which [***], if any, that Novartis then wants to install in its own operations. [***].
3.5.4    [***]. [***].
3.5.5    [***]. [***].
3.5.6    [***]. [***].
3.6    Novartis Developed Improvements. During the Term, within [***] after the end of the Calendar Quarters ending June 30 and December 31, Novartis’ representative on the Patent Committee will meet and discuss with Codexis’ representative on the Patent Committee any Codexis Core Technology Improvements, [***], Arising Novartis Enzyme Technology, and Arising Novartis Process Technology (other than any Novartis API Technology) which Novartis has developed since the last such meeting. Codexis shall have [***] after such meeting and receipt of the initial disclosure regarding such Codexis Core Technology Improvements, [***], Arising Novartis Enzyme Technology, and Arising Novartis Process Technology to request the disclosure of further information and Technology which is Controlled by Novartis. Any disclosures or transfers of Technology from Novartis to Codexis under this Section 3.6 shall be at Codexis’ sole expense. [***].
3.7    Public Domain Information and Material. Codexis acknowledges and agrees that Novartis shall be free to utilize, without restriction, any information, material, or other Technology that is (a) within the Platform Technology (including any Improvements thereto) and (b) wholly within the public domain.
3.8    No Implied Licenses. No license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise. All licenses and rights are or shall be granted only as expressly provided in this Agreement. All rights not expressly granted by a Party under this Agreement are reserved by such Party and may be used by such Party for any purpose. For clarity, there shall be no implied license or implied other right in favor of Codexis to any Enzyme, and there shall be no implied license or implied other right in favor of Novartis to any Technology or Intellectual Property Rights of Codexis that is not expressly addressed in this Agreement.

4.    SERVICES
4.1    Additional Services. At any time during the Term, Codexis and Novartis may mutually agree for Codexis to perform additional enzyme evolution related services for the benefit of Novartis, with the scope, deliverables, fees, and conduct of the Parties with respect to such additional services to be set forth in a mutually agreeable statement of work (each, a “Statement of Work”) in a form substantially similar to that attached as Exhibit 4.1. During the Technology Transfer Period and the Improvements Term, these Additional Services can [***]. All Additional Services, and the performance thereof by Codexis, will be subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Sections 7.4, 7.5, and 7.6. All Additional Services shall be performed [***] by Codexis. Without limiting the foregoing, Codexis will [***] to accomplish the Additional Services in accordance with any applicable Statement of Work and the terms of this Agreement. [***] In the event that Novartis desires to [***], such [***]. As of the Effective Date, Codexis and Novartis hereby agree[***].
4.2    Subcontracting. Subject to Novartis’ compliance with Section 3.2.7 and Codexis’ prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, Novartis may perform any of its obligations or exercise any of its rights under this Agreement through one or more Third Party contractors, contract manufacturing organizations (CMOs), contract research organizations (CROs) or other contract service organizations, provided, however, Novartis may not subcontract any activities to a Third Party that would permit such a Third Party to receive and/or use the Platform Technology. Subject to Codexis’ compliance with Section 3.3, Codexis may perform any of its obligations under a Technology Transfer Project and Article 4 through one or more Third Party contractors, contract service organizations and academic or government collaborators; provided that the activities corresponding to such obligations [***].

5.    JOINT STEERING COMMITTEE; PATENT COMMITTEE.
5.1    Joint Steering Committee Establishment. Within thirty (30) days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to have overall responsibility for managing and directing the Technology Transfer and Additional Services and to oversee and make certain decisions regarding the Technology Transfer and the Additional Services. The JSC shall also provide a forum for sharing advice, progress and results relating to the activities conducted by the Parties and shall attempt to facilitate the resolution of any disputes between the Parties. At each meeting of the JSC, each Party shall brief the JSC regarding the content, execution and results achieved by such Party with respect to the Technology Transfer and Additional Services. Each Party, through its representatives on the JSC, shall be permitted to provide advice and commentary with respect to the Technology Transfer and Additional Services. The JSC shall have the following specific responsibilities:
5.1.1    oversee, review and provide advice regarding the overall progress of the Technology Transfer and any Additional Services;
5.1.2    coordinate the research activities under a written research plan relating to all Technology Transfer Projects agreed by the Parties and coordinate sharing of results and data arising therefrom;
5.1.3    appoint and oversee subcommittees as it deems appropriate for carrying out activities under this Agreement, including for oversight of any specific aspects of any portion of the Technology Transfer, Additional Services, or other matters;
5.1.4    review the Technology Transfer Plan and any Statements of Work and, if appropriate, propose modifications thereto to the Parties; and
5.1.5    perform any other activities or functions as the Parties may mutually agree in writing.
5.2    Membership; Meetings. The JSC shall be composed of [***] employees from each of Novartis and Codexis and shall meet, in person, by teleconference, or by video-teleconference, at least one (1) time per Calendar Quarter, or more or less often as the Parties shall determine; provided that nothing under this Agreement shall prevent the Parties from meeting in person, by teleconference, or by video-teleconference more frequently as may be mutually agreed by the JSC representatives. In-person meetings shall alternate between Codexis and Novartis locations within the United States or Switzerland whenever possible unless otherwise agreed by the Parties. The first such meeting shall be within [***] after the Effective Date. Any member of the JSC may designate a substitute, who shall be an employee of the applicable Party, to attend with prior written notice to the other Party. Ad hoc guests who are subject to written confidentiality obligations at least as stringent as the provisions in Article 10 may be invited to JSC meetings. Each Party may replace its JSC members with other of its employees, at any time, upon written notice to the other Party.

5.3    Decision-Making; Limitations on JSC. Decisions of the JSC shall be made by consensus, including issues concerning technical feasibility and the deployment of Codexis resources, with each Party having collectively one (1) vote in all decisions. The JSC shall have only such powers as are specifically delegated to it in this Agreement, and such powers shall be subject to the terms and conditions set forth herein. Without limiting the generality of the foregoing, the JSC shall have no power to amend this Agreement, the Technology Transfer Plan, or any Statement of Work. The Parties shall be alternately responsible for preparing and circulating minutes, for approval by the non-preparing Party, within [***] after each meeting including but not limited to a list of topics of discussion at the meeting and a list of any actions, decisions or determinations approved and a list of any issues and actions to be resolved. If the JSC is unable to reach a consensus decision on a matter that is within its decision-making authority within [***] after it has met and attempted to reach such decision, then such matter shall be resolved in accordance with Article 13. Any matter not expressly provided for hereunder and any matter relating to any [***], Novartis Controlled API, Novartis Non-Controlled API, Therapeutic Products, Platform Technology (other than certain Improvements with respect thereto), Licensed IP (other than certain Improvements with respect thereto), or Codexis Background IP (other than certain Improvements with respect thereto) shall remain outside of the scope of the JSC.
5.4    Duration of JSC. The JSC shall be automatically disbanded at the end of the Improvements Term or the earlier termination of this Agreement; provided that the Parties may, by mutual written agreement, extend the term of the JSC for additional [***] periods after the expiration of the Improvements Term with a separate mutual written agreement required for each such [***] extension.

5.5    Patent Committee
5.5.1    Establishment. Within sixty (60) days after the Effective Date, the Parties shall establish a Patent committee (the “Patent Committee”) to discuss, oversee and coordinate the Prosecution (or abandonment) of Patents, enforcement of Patents, and defense against claims of infringement of Third Party patents relating to Intellectual Property licensed under Article 3, Sections 2.2.3 and 3.6, including for example Codexis Core Technology Improvements IP, Arising Codexis Enzyme Technology IP, [***], Arising Codexis Process Technology IP, Arising Novartis Enzyme Technology IP and Arising Novartis Process Technology IP, and any related Intellectual Property matters regarding any Inventions made during the Term, including for example, the Licensed Additional Codexis Patents and the Licensed Additional Codexis Know-How; and to provide recommendations to the Parties regarding the Prosecution of such Patents and related Intellectual Property matters. Within [***] after the end of each half year, each Party shall provide the Patent Committee with a report listing all Patents relating to such Parties’ utilization of the Platform Technology filed by that Party during that half year.
5.5.2    Membership; Meetings. The Patent Committee shall be composed of [***] from each of Novartis and Codexis knowledgeable in U.S. patent law and the technology areas that are the subject of this Agreement. The Patent Committee shall meet, in person, by teleconference, or by video-teleconference, at least [***] per Calendar Quarter, or more or less often as the Parties shall determine. In-person meetings shall alternate between Codexis and Novartis locations within the United States and Switzerland whenever possible unless otherwise agreed by the Parties. The first such meeting shall be within [***] after the Effective Date. Any member of the Patent Committee may designate a substitute, who shall be an employee of the applicable Party, to attend with prior written notice to the other Party. Ad hoc guests who are subject to written confidentiality obligations at least as stringent as the provisions in Article 10 may be invited to Patent Committee meetings. Each Party may replace its Patent Committee members with other of its employees with the qualifications set forth in this Section 5.5.2, at any time, upon written notice to the other Party.
5.5.3    Decision-Making; Limitations on Patent Committee. Decisions of the Patent Committee shall be made by consensus, with each Party having collectively one (1) vote in all decisions. The Patent Committee shall have only such powers as are specifically delegated to it in this Agreement and such powers shall be subject to the terms and conditions set forth herein. Without limiting the generality of the foregoing, the Patent Committee shall have no power to amend this Agreement, the Technology Transfer Plan or any written research plan. If the Patent Committee is unable to reach a consensus decision on a matter that is within its decision-making authority within [***] after it has met and attempted to reach such decision, then either Party may refer such matter for resolution by the executive officers designated by the Parties for attempted resolution pursuant to

Section 13.1. In the event that the executive officers of each Party are unable to resolve such matter within the time period specified in Section 13.1, then Codexis shall have final decision-making authority with respect to any dispute relating specifically to Restricted Enzymes and Codexis Patents and Novartis shall have final decision-making authority with respect to any dispute relating specifically to Novartis Patents. The Patent Committee shall provide status updates to the JSC when requested as long as the JSC is in existence and, thereafter, to the Parties.
5.5.4    Duration of Patent Committee. The Patent Committee shall endure for the Term and, by mutual agreement, beyond the Term.
6.    INTELLECTUAL PROPERTY
6.1    Background Rights. Each Party shall retain all right, title and interest to its Background IP, and, except as expressly set forth in this Agreement, no right or license to Patents or other Intellectual Property Rights is granted by either Party to the other Party.
6.2    Inventorship; Ownership of Technology.
6.2.1    Generally. Inventorship of Inventions and ownership of any other Technology shall be determined by Applicable Law. Subject to and except as set forth in Sections 6.2.2 through 6.2.9, all patentable Inventions invented solely by or on behalf of either Party or jointly by or on behalf of both Parties under this Agreement, and all Intellectual Property Rights therein, shall be owned in accordance with inventorship [***].
6.2.2    Codexis Core Technology Improvements IP. Codexis shall own any and all Codexis Core Technology Improvements and Codexis Core Technology Improvements IP. Novartis hereby assigns to Codexis all of Novartis’ right, title and interest in and to the Codexis Core Technology Improvements IP.
6.2.3    Arising Codexis Enzyme Technology IP. Codexis shall own any and all Arising Codexis Enzyme Technology and Arising Codexis Enzyme Technology IP. Novartis hereby assigns to Codexis all of Novartis’ right, title and interest in and to the Arising Codexis Enzyme Technology IP.
6.2.4    Arising Novartis Enzyme Technology IP. Novartis shall own any and all Arising Novartis Enzyme Technology and Arising Novartis Enzyme Technology IP. Codexis hereby assigns to Novartis all of Codexis’ right, title and interest in and to the Arising Novartis Enzyme Technology IP.
6.2.5    Arising Codexis Process Technology IP. Codexis shall own any and all Arising Codexis Process Technology and Arising Codexis Process Technology IP. Novartis hereby assigns to Codexis all of Novartis’ right, title and interest in and to the Arising Codexis Process Technology IP.

6.2.6    Arising Novartis Process Technology IP. Novartis shall own any and all Arising Novartis Process Technology and Arising Novartis Process Technology IP. Codexis hereby assigns to Novartis all of Codexis’ right, title and interest in and to the Arising Novartis Process Technology IP.
6.2.7    [***]. [***].
6.2.8    Novartis API Technology IP. Novartis shall own any and all Novartis API Technology and Novartis API Technology IP. Codexis hereby assigns to Novartis all of Codexis’ right, title and interest in and to the Novartis API Technology IP.
6.2.9    [***]. [***]:
(a)    [***];
(b)    [***];
(c)    [***];
(d)    [***].
[***].
6.3    Further Assurances. Each Party and its Affiliates shall sign and deliver to the other Party all writings and do all such things as may be necessary or appropriate to vest in such other Party all right, title and interest in and to all Codexis Core Technology Improvements IP, [***], Arising Codexis Enzyme Technology IP, Arising Novartis Process Technology IP, [***] and Novartis API Technology IP in accordance with Section 6.2.
6.4    Employees and Agents. Each Party shall ensure that all employees, agents, consultants, contractors and permitted subcontractors performing activities under or contemplated by this Agreement, have assigned or are obligated to assign their interest in any Invention invented in the course of such activities to the Party for which such employee, agent, consultant, contractor or subcontractor is providing its services.
6.5    Prosecution of Patents.
6.5.1    In General. The Patent Committee shall have oversight regarding the Prosecution of Patents disclosing and/or claiming Inventions directly related to Codexis Core Technology Improvements, [***], [***], Arising Novartis Enzyme Technology, Arising Novartis Process Technology, Arising Codexis Enzyme Technology, and Arising Codexis Process Technology, and shall provide recommendations to the Parties to maximize the value of such Patents. To the extent necessary, the Parties agree to cooperate in good faith to coordinate the Prosecution of such Patents, including submissions of Patent applications worldwide (e.g., to coordinate the filing of Patent applications to ensure that the Parties file related applications on the same day). The Parties shall agree in good faith on a strategy with respect to Prosecution of any Patents disclosing and/or claiming any jointly-owned Inventions.
6.5.2    Codexis Prosecution. As between the Parties, Codexis shall have the sole right, but not the obligation, to Prosecute all Patents disclosing and/or claiming all Codexis Core Technology, [***], Codexis Core Technology Improvements, Codexis Enzymes, Codexis Libraries, Arising Codexis Enzyme Technology and Arising Codexis Process Technology (the “Codexis Patents”), in Codexis’ sole discretion and at Codexis’ sole cost and expense.
6.5.3    Novartis Prosecution. As between the Parties, Novartis shall have the sole right, but not the obligation, to Prosecute all Patents disclosing and/or claiming all Arising Novartis Enzyme Technology, Arising Novartis Process Technology and [***] (collectively, the “Novartis Patents”), in Novartis’ sole discretion (subject to Section 6.2.9(c)) and at Novartis’ sole cost and expense.
6.5.4    Back-Up Rights. If Novartis decides not to Prosecute, or not to continue Prosecuting, any Novartis Patents, Novartis shall provide Codexis with written notice of such decision at least forty-five (45) days prior to the date upon which the subject matter of such Novartis Patent shall lapse or become abandoned. The basis for such decision shall be discussed by the Patent Committee pursuant to Section 6.5.1 and Codexis shall thereupon have the right (but not the obligation) to assume responsibility for Prosecution of such Novartis Patent at Codexis’ expense, and with counsel of Codexis’ choosing. Effective upon the date Codexis assumes responsibility for Prosecution of such Novartis Patent, and the costs and expenses relating thereto, Novartis hereby assigns any and all interest held by Novartis in, to, and under such Novartis Patent to Codexis.
6.6    Enforcement of Patents.
6.6.1    Notice. If either Party becomes aware of any suspected infringement of any Codexis Patent or Novartis Patent, or any Codexis Patent or Novartis Patent is challenged in any action or proceeding (any of the foregoing, an “Infringement Action”), such Party shall notify the other Party’s representative on the Patent Committee, and following such notification, the Parties shall confer.
6.6.2    Enforcement. As between the Parties, Novartis will have the first right, but not the obligation, to bring any Infringement Action with respect to any Novartis Patent at its sole cost and expense, and Codexis shall have the sole right, but not the obligation, to bring any Infringement Action with respect to any Codexis Patent at its sole cost and expense.
6.6.3    Procedure for Enforcement.
(a)    The non-enforcing Party pursuant to Section 6.6.2 shall reasonably assist the enforcing Party (at the enforcing Party’s expense) in any

Infringement Action if so requested, such assistance to be coordinated through the Parties’ Patent Committee members, and the non-enforcing Party shall lend its name and be joined as a party plaintiff to such action if reasonably requested by such enforcing Party or required by Applicable Law. The non-enforcing Party shall have the right to participate and be represented in any such action by its own counsel at its own expense. The non-enforcing Party shall cooperate, at the enforcing Party’s cost and expense, with the enforcing Party in investigating or terminating any suspected infringement, whether through legal action, negotiation or otherwise, including by producing all reasonably pertinent records, papers, information, samples, specimens and similar items, and directing its employees to testify and grant interviews, upon the request of the enforcing Party. The enforcing Party will keep the non-enforcing Party reasonably informed of the status of the action through the enforcing Party’s Patent Committee members.
(b)    A settlement, consent judgment or other voluntary final disposition of a suit under this Section 6.6.3 may be entered into by the enforcing Party without the consent of the non-enforcing Party; provided that any such settlement, consent judgment or other disposition of any action or proceeding by an enforcing Party under this Article 6 shall not, without the consent of the non-enforcing Party (not to be unreasonably withheld), (a) impose any liability or obligation on the non-enforcing Party, (b) include the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the subject matter included under the licenses granted to the non-enforcing Party under this Agreement, (c) conflict with or reduce the scope of the subject matter claimed in any Patent owned by the non-enforcing Party, or (d) adversely affect the interest of the non-enforcing Party in any material respect.
6.6.4    Damages. In the event that a Party exercises the rights conferred under this Section 6.6, and such Party recovers any damages or other sums in such action or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith, including attorneys’ fees. If such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared in proportion to the total of such costs and expenses incurred by each Party. If, after such reimbursement of the Parties’ costs and expenses, any funds shall remain from such damages or other sums recovered, such remaining funds shall be retained by the prosecuting Party.
6.7    Defense Against Third Party Intellectual Property Rights.
6.7.1    Claims of Infringement Relating to Therapeutic Products, Novartis Controlled API or Novartis Non-Controlled API. If a Third Party asserts, or either Party becomes aware of a Third Party’s intention to assert, that any Intellectual Property Rights owned or otherwise controlled by the Third Party are infringed by the manufacture, use, sale, offer for sale, import or export of a Therapeutic Product, Novartis Controlled API or Novartis Non-Controlled API in the Territory, the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim along with the related facts in reasonable detail. In such event, unless the Parties otherwise agree, as between the Parties, Novartis shall have the sole right, but not the obligation, at its expense, to control the defense of such claim with respect to such Therapeutic Product, Novartis Controlled API or Novartis Non-Controlled API, subject to Codexis’ indemnification obligations set forth in Section 11.1.2 and the obligation for Codexis to assume such defense if requested by Novartis. Codexis shall cooperate with Novartis in Novartis’ defense of any such claim at Novartis’ reasonable request and expense, and Codexis shall have the right to be represented separately by counsel of its own choice, but at its own expense. Notwithstanding anything to the contrary in this Agreement, Novartis shall also control settlement of such claim; provided, however, that no settlement with respect to the Licensed IP or Enzymes shall be entered into without the prior consent of Codexis, such consent not to be unreasonably withheld or delayed.
6.7.2    Claims of Infringement Relating to Licensed Rights. If a Third Party asserts, or either Party becomes aware of a Third Party’s intention to assert, that a Patent owned or otherwise controlled by the Third Party is infringed by the exercise by Novartis or its Affiliates of any rights licensed to Novartis hereunder (other than by the manufacture, use, sale, offer for sale, import or export of a Therapeutic Product, Novartis Controlled API or Novartis Non-Controlled API in the Territory), the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim along with the related facts in reasonable detail. In such event, unless the Parties otherwise agree, as between the Parties, Codexis shall have the sole right, but not the obligation, at its expense, to control the defense of such claim. Novartis shall cooperate with Codexis in Codexis’ defense of any such claim at Codexis’ reasonable request and expense, and Novartis shall have the right to be represented separately by counsel of its own choice, but at its own expense. Notwithstanding anything to the contrary in this Agreement, Codexis shall also control settlement of such claim; provided, however, that no settlement shall be entered into without the prior consent of Novartis if such settlement would adversely affect the rights and benefits of, or impose or adversely affect any obligations on, Novartis, such consent not to be unreasonably withheld or delayed.
7.    FINANCIAL TERMS
7.1    Upfront Payment. In consideration of the Technology Transfer and licenses granted to Novartis under this Agreement, within [***] after the Effective Date, Novartis shall pay to Codexis a non-creditable, non-refundable upfront payment of five million Dollars ($5,000,000).
7.2    Technology Transfer Milestones. In consideration of the Technology Transfer and licenses granted to Novartis under this Agreement, Novartis shall pay to Codexis, within [***] of Novartis’ receipt of an Invoice from Codexis, each of the creditable, non-refundable milestone payments set forth in this Section 7.2 upon achievement of the applicable milestone event.

Technology Transfer Milestone Event	Milestone Payment
Completion of Wave 2	$4,000,000.00
Completion of Wave 3	$5,000,000.00

7.3    Improvements Term Payment. In consideration of the disclosure of the Codexis Core Technology Improvements IP and Improvements to the Codexis Materials and/or the Codexis Documentation pursuant to Section 3.5.1 in the Improvements Report and the license granted under Section 3.5.2 during the Improvements Term, Novartis shall pay to Codexis, within [***] of Novartis’ receipt of an Invoice from Codexis, which Invoice will be dated as of the date of delivery of the Improvements Report following [***] Improvements Term Years, the sum of $[***] (total of $8,000,000 during the Improvements Term).

7.4    Quantity Payments.
7.4.1     Quantity Payment Obligation. During the Developmental Period and following First Regulatory Approval of a Fee Bearing Therapeutic Product, Novartis shall pay to Codexis the following amounts based on the quantity of each Novartis Controlled API(s) and each Novartis Non-Controlled API(s) manufactured using at least one (1) Enzyme by or for Novartis, its Affiliates or its or their permitted licensees, successors, assignees or transferees (in accordance with Sections 3.4.4 or 14.8) for use, intended for use or usable in a Fee Bearing Therapeutic Product (“Quantity Payment”). The Quantity Payment will be determined based on whether the Novartis Controlled API or Novartis Non-Controlled API is [***] (See Table A) or [***] (See Table B).
Table A: Quantity Payment(s) for Novartis Controlled APIs or Novartis Non-Controlled APIs which are [***]:

A	B	C	D	E
Phase	Quantity of each Novartis Controlled API or Novartis Non-Controlled API manufactured using at least one (1) Enzyme in its manufacture	Quantity Payment for each (a) Novartis Controlled API or (b) Novartis Non-Controlled API ([***]) manufactured using one (1) Enzyme in its manufacture	Quantity Payment for each Novartis Non-Controlled API ([***]) manufactured using one (1) Enzyme in its manufacture	Quantity Payment Adder for each additional Enzyme used in the manufacture of the Novartis Controlled API or Novartis Non-Controlled API (See Note #2)
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Note #1 – [***].
Note #2 – [***].
Table B: Quantity Payment(s) for Novartis Controlled APIs or Novartis Non-Controlled APIs which are [***]:

A	B	C	D
Phase	Quantity of each Novartis Controlled API or Novartis Non-Controlled API manufactured using at least one (1) Enzyme in its manufacture	Quantity Payment for each Novartis Controlled API or Novartis Non-Controlled API manufactured using one (1) Enzyme in its manufacture	Quantity Payment Adder for each additional Enzyme used in the manufacture of the Novartis Controlled API or Novartis Non-Controlled API
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Note #1 – [***].
The event triggering the obligation of Novartis to make a Quantity Payment to Codexis shall be the manufacture of a Novartis Controlled API or Novartis Non-Controlled API manufactured using at least one (1) Enzyme, notwithstanding that (i) the Novartis Controlled API or Novartis Non-Controlled API manufactured using at least one (1) Enzyme may be placed into inventory for intended future use, (ii) Novartis, its Affiliates or its or their permitted licensees, successors, assigns or transferees have not specifically identified the Novartis Controlled API or Novartis Non-Controlled API manufactured using at least one (1) Enzyme in question as being intended for use in a particular lot of Fee Bearing Therapeutic Product, and/or (iii) Novartis, its Affiliates or its or their permitted licensees, successors, assigns or transferees have not manufactured or sold the Fee Bearing Therapeutic Product.
7.4.2    Reporting Obligation. During the Term, within [***] after the end of each Calendar Year, Novartis shall deliver to Codexis a written notice identifying each (a) Fee Bearing Therapeutic Product and the Novartis Controlled API and/or Novartis Non-Controlled API contained within each Fee Bearing Therapeutic Product and (b) Therapeutic Product (and the Novartis Controlled API and/or Novartis Non-Controlled API contained within each such Therapeutic Product) that (i) [***] and (ii) [***]. The written notice (a form of which is attached as Exhibit 7.4.2) shall include the following for each Fee Bearing Therapeutic Product and Therapeutic Product: (a) the applicable table pursuant to Section 7.4.1; and (b) [***]; and (c) a [***]. During the Term, Codexis may from time to time [***].
7.5    Payment Reports. Beginning with the [***], and at all times thereafter during the Term so long as Novartis, its Affiliates or its permitted licensees, successors, assignees or transferees is manufacturing a Fee Bearing Therapeutic Product, Novartis shall furnish to Codexis a written report, within [***] after the end of each Calendar Quarter, showing the amount of Quantity Payments due for such Calendar Quarter pursuant to Section 7.4. At the same time each payment report is issued, Novartis shall issue Codexis a purchase order for the Quantity Payments totaled in each payment report ([***]). The foregoing report (a form of which is attached as Exhibit 7.5) shall include:
(a)    [***];
(b)    [***];
(c)    [***];
(d)    [***].
The report shall be accompanied by a copy of [***].
7.6    Manner of Payment. All Agreement Payments shall be made in Dollars by wire transfer of immediately available funds to such U.S. bank account as shall be designated by Codexis; provided, however, that any notice by Codexis of a change in such account shall not be effective until [***] after receipt thereof by Novartis.
7.7    Right of First Refusal for Enzyme Supply. During the ROFR Period, Codexis shall have a right of first refusal to supply Novartis and its Affiliates with their requirements for Enzyme(s) ([***]) for use in the manufacture of Novartis Controlled API(s) by or for Novartis and its Affiliates in the Novartis Controlled Biocatalyst Field. This right of first refusal shall be against any bona fide offer from a Third Party for the supply of such Enzyme(s) and against self-production of such Enzyme(s) by Novartis and/or its Affiliates.
7.7.1    ROFR for Third Party Enzyme Supply. With respect to Third Party supply of Enzyme(s), Codexis shall have the right to [***] and supply Novartis and its Affiliate(s) their required quantities of Enzyme(s) for those Novartis Controlled API(s) that are solely for use in such Therapeutic Product(s). A “bona fide offer,” for purposes of this Section 7.7, must [***]. Prior to entering into any agreement with Codexis for the supply of Enzymes, and prior to obtaining supply of any Enzyme from Codexis, Novartis shall [***]. If Codexis [***]. If Codexis [***]. For clarity, [***], and [***].
7.7.2    ROFR for Captive Supply. With respect to self-production of Enzyme(s) by Novartis or its Affiliates, Codexis shall have the right to meet the terms of Novartis’ and its Affiliates’ self-production economics and supply Novartis and its Affiliate(s) their required quantities of Enzyme(s) for those Novartis Controlled API(s) that are solely for use in such Therapeutic Product(s). [***]. The foregoing right is contingent on Codexis [***]. Prior to entering into any agreement with Codexis for the supply of Enzymes, and prior to obtaining supply of any Enzyme from Codexis, Novartis shall [***]. If Codexis [***]. For clarity, [***].

7.8    Taxes.
7.8.1    Novartis will make all payments to Codexis under this Agreement without deduction or withholding for taxes, except to the extent that any such deduction or withholding is required by Applicable Law in effect at the time of payment.
7.8.2    Any tax required to be withheld on amounts payable under this Agreement shall be paid promptly by Novartis on behalf of Codexis to the appropriate governmental authority, and Novartis will furnish Codexis with proof of payment of such tax. Any such tax required to be withheld will be borne by Codexis.
7.8.3    Novartis and Codexis will cooperate with respect to all documentation required by any taxing authority or reasonably requested by Novartis to secure a reduction in the rate of applicable withholding taxes. Within [***] after the execution of this Agreement, Codexis will deliver to Novartis an accurate and complete Internal Revenue Service Form W-9.
7.8.4    If Novartis had a duty to withhold taxes in connection with any payment it made to Codexis under this Agreement but Novartis failed to withhold, and such taxes were assessed against and paid by Novartis, then Codexis will reimburse Novartis for such taxes (plus interest) actually paid by Novartis. If Novartis makes a claim under this Section 7.8.4, it will comply with the obligations imposed by Section 7.8.2 as if Novartis had withheld taxes from a payment to Codexis.
7.9    Interest Due. Without limiting any other rights or remedies available to either Party, Novartis shall pay to Codexis interest on any payments that are not paid on or before the date such payments are due under this Agreement at a rate equal to the lesser of (a) [***] above the 1-year LIBOR rate on the date such payment was due to be paid or (b) the maximum applicable legal rate on such date, in either (a) or (b), calculated on the total number of days payment was delinquent.
7.10    Payment Terms. On a quarterly basis, Codexis shall submit an Invoice to Novartis upon receipt of each payment report and purchase order issued pursuant to Section 7.5. Upon receipt of a valid Invoice from Codexis, Novartis shall make net payment to Codexis within [***].
7.11    Reconciliation. In the event that Novartis is determined, as a consequence of an audit conducted by Codexis pursuant to Article 8, to have either:
(a)    not paid to Codexis any Agreement Payments with respect to a Novartis Controlled API or Novartis Non-Controlled API for which Agreement Payments are payable; or
(b)    underpaid any amounts by more than [***] of the undisputed amounts that should have been paid to Codexis;

(c)    whether in the case of (a) or (b), for each occurrence after the first occurrence that Novartis is determined, as a consequence of a separate, independent audit conducted by Codexis pursuant to Section 8.4.1 to have:
(i)    not paid to Codexis any Agreement Payments with respect to a Fee Bearing Therapeutic Product for which Agreement Payments are payable; or
(ii)    underpaid any amounts by more than [***] of the undisputed amounts that should have been paid to Codexis;
Novartis shall pay to Codexis, within [***] from Invoice by Codexis, (A) the outstanding amount due to Codexis as determined under this Section 7.11, (B) interest due in respect of the amount noted in (A) as determined pursuant to Section 7.9; and (C) the amount calculated to be [***] of the amount noted in (A) above.
8.    RECORDS RETENTION AND AUDIT RIGHTS
8.1    Records Retention. Novartis shall keep, and shall cause each of its Affiliates to keep, complete and accurate records (books of accounting shall be maintained in accordance with U.S. GAAP), for the following periods:

(a)	for purposes of verifying Novartis’ and its Affiliates’ compliance with Article 3, Section 7.3 and Section 7.7, for the immediately preceding [***]; and

(b)
for purposes of verifying the accuracy of payment reports and purchase orders submitted by Novartis (for its own behalf, and on behalf of its Affiliates and Third Party licensees, successors, transferees and assignees) pursuant to Section 7.5, for a period of [***] after the Calendar Year during which the payment report (and supporting documentation) and purchase order were issued.

As Novartis is responsible for the payment of Quantity Payments due under Section 7.4.1 and for submitting payment reports and purchase orders pursuant to Section 7.5 for Novartis Controlled API(s) and Novartis Non-Controlled API(s) manufactured by or for permitted Third Party licensees, successors, assignees and transferees, Novartis shall be responsible for collecting from permitted Third Party licensees, successors, assignees and transferees and maintaining for the periods set forth in this Section 8.1 all books and records that are reasonably necessary for Novartis to demonstrate compliance with Sections 7.4.1 and 7.5.
8.2    Technical Audit Right.
8.2.1    If Codexis has a reasonable basis for believing that Quantity Payment(s) are due on Novartis Controlled API(s) and/or Novartis Non-Controlled API(s) manufactured using at least one (1) Enzyme by or for Novartis, its Affiliates or its

or their permitted licensees, successors, assignees or transferees for use, intended for use or usable in a Fee Bearing Therapeutic Product, Codexis may notify Novartis of its belief in writing. [***]. Results of such investigation shall be made available in writing to both Novartis and Codexis; provided that [***]. Any materials examined by such designee shall be deemed Novartis’ Confidential Information, which may not be disclosed by such designee to any Third Party. Novartis may require such designee to enter into an appropriate written agreement obligating it to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations set forth in Article 10. If, as a result of any such investigation, such designee determines that Quantity Payment(s) are due on Novartis Controlled API(s) and/or Novartis Non-Controlled API(s) manufactured using at least one (1) Enzyme by or for Novartis, its Affiliates or its or their permitted licensees, successors, assignees or transferees for use, intended for use or usable in a Fee Bearing Therapeutic Product, then Novartis shall (a) [***], (b) [***] and (c) [***].
8.2.2    [***].
8.3    [***] Audit Right
8.3.1    If Codexis has a reasonable basis for believing that Novartis has failed to comply with its obligations under Sections [***], upon the written request of Codexis, [***], Novartis shall [***]. For the avoidance of doubt, [***].
8.3.2    [***]. All such audits shall be conducted during normal business hours and upon reasonable advance notice and shall be limited to the books and records of Novartis and its Affiliates reasonably related to the area of inquiry. Codexis shall treat all such records subject to review under this Section 8.3.2 in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm (and associated experts) to enter into an acceptable confidentiality agreement with Novartis obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

8.4    Financial Audit Right.
8.4.1    Upon the written request of Codexis and not more than once in each Calendar Year, Novartis shall permit Codexis, [***]to audit Novartis’ and its Affiliates’ compliance with [***]. For the avoidance of doubt, Codexis’ exercise of its audit rights set forth above shall be limited to only once per Calendar Year, [***]. Once an audit is complete (including any extensions of the audit to allow for investigation of issues revealed by the audit), Codexis shall [***].
8.4.2    [***] All such audits shall be conducted during normal business hours and upon reasonable advance notice and shall be limited [***] Codexis shall treat all such records subject to review under this Section 8.4.2 in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm (and associated experts) to enter into an acceptable confidentiality agreement with Novartis obligating it to retain all such information in confidence pursuant to such confidentiality agreement.
8.4.3    All such audit(s) shall be limited to the applicable time periods specified in Section 8.1.
8.4.4    [***]. Any materials examined by such designee shall be deemed Novartis’ Information, which may not be disclosed by such designee to any Third Party. If, as a result of any such investigation, such designee determines that such product constitutes a Fee Bearing Therapeutic Product, then Novartis shall (a) make all payments required to be made to Codexis under Section 7.3 with respect to such Fee Bearing Therapeutic Product that occurred prior to the date the Parties received such results within [***] after the date the Parties received such results, and shall be responsible for any such payments with respect to such Fee Bearing Therapeutic Product thereafter and (b) pay interest on all late payments in accordance with Section 7.9.
8.4.5    [***]. Results of any such examination shall be made available to both Novartis and Codexis. The independent, certified public accounting firm shall disclose to Codexis only the amounts that the independent, certified public accounting firm believes to be due and payable hereunder to Codexis and details concerning any discrepancy from the amount paid and the amount due, and shall disclose no other information revealed in such audit. Any and all records examined by such independent, certified public accounting firm shall be deemed Novartis’ Information, which may not be disclosed by said independent, certified public accounting firm to any Third Party. If, as a result of any inspection of the books and records of Novartis, it is shown that payments under this Agreement were less than the amount that should have been paid, then Novartis shall (i) make all payments required to be made to Codexis to eliminate any discrepancy revealed by such inspection within [***] and (ii) pay interest on all late payments in accordance with Section 7.9. In the event that the audit demonstrates a net overpayment by Novartis, Novartis shall withhold such overpayment from future Quantity Payments.
8.4.6    Codexis shall pay for such audits, except that in the event that the audited amounts reveal an underpayment, or complete failure to pay with respect to Novartis Controlled API(s) and/or Novartis Non-Controlled API(s) for which Agreement Payments are payable, by Novartis [***] of the undisputed amounts that should have been paid during the period in question as per the audit, Novartis shall pay Codexis’ out-of-pocket costs of the audit (including the fees and expenses of the independent, certified public accounting firm).
8.4.7    [***].

9.    REPRESENTATIONS, WARRANTIES, AND COVENANTS; DISCLAIMERS; LIMITATION OF LIABILITY
9.1    Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date, that:
9.1.1    such Party is duly organized, validly existing, and in good standing under the Applicable Law of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
9.1.2    execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized;
9.1.3    this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation of such Party, enforceable against it in accordance with the terms hereof;
9.1.4    the performance of this Agreement by such Party does not create a breach or default under any other agreement to which it is a party, which breach or default would adversely affect the other Party;
9.1.5    the execution, delivery, and performance of this Agreement by such Party does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law of any court, governmental body or administrative or other agency having jurisdiction over such Party; and
9.1.6    no government authorization, consent, approval, license, exemption, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by such Party of its obligations under this Agreement and such other agreements, except as may be required to obtain applicable Regulatory Approvals or Regulatory Filings related to the development of any Therapeutic Product; and
9.2    Mutual Representations and Warranties (FDA). Each Party represents and warrants to the other Party as of the Effective Date and throughout the term that with specific regard to each Party’s performance of their respective obligations to the other Party under this Agreement, such Party has not employed and, to its knowledge, has not used a contractor or consultant that has employed any individual or entity (a) debarred by the FDA (or subject to a similar sanction of any other applicable Regulatory Authority), (b) who is the subject of an FDA debarment investigation or proceeding (or similar proceeding of any other applicable Regulatory Authority), or (c) has been charged with or convicted under

Applicable Law of the United States for conduct relating to the development or approval, or otherwise relating to the regulation of any product under the Generic Drug Enforcement Act of 1992, in each case, in the conduct of its activities prior to the Effective Date.
9.3    Additional Representations and Warranties of Codexis. Codexis, on behalf of itself and its Affiliates, hereby represents and warrants to Novartis that, except as otherwise disclosed in writing by Codexis to Novartis and accepted in writing by Novartis, as of the Effective Date:
9.3.1    [***];
9.3.2    Codexis is the sole and exclusive owner of the Licensed Patents and the Licensed Know-How and has the full authority to grant the full and unencumbered scope of rights and licenses (other than as set forth in Exhibit 1.28) granted to Novartis under this Agreement;
9.3.3    to the knowledge of Codexis Senior Management, no licenses under any Third Party Intellectual Property Rights are necessary for Codexis to grant to Novartis the licenses hereunder (other than licenses to commercially available software or open source software such as, by way of example only, [***] or [***]);
9.3.4    the Licensed Patents are all of the Patents Controlled by Codexis that are (i) necessary to practice the Platform Technology; and (ii) which Cover the practice of the Platform Technology;
9.3.5    the Licensed Know-How and the In-Licensed Know-How account for all of the Know-How Controlled by Codexis that is (i) necessary to practice the Platform Technology; and (ii) which Cover the practice of the Platform Technology;
9.3.6    neither Codexis nor any of its Affiliates has granted any right, license or interest to any Third Party relating to or under the Licensed IP or to the Platform Technology that would conflict or would otherwise be inconsistent with any of the rights, licenses or interests granted to Novartis under this Agreement;
9.3.7    the Licensed Know-How (other than In-Licensed Know How) were generated either by employees or contractors of Codexis, and in each case the terms of employment or engagement of such employees or contractors vested in Codexis all right, title and interest in and to any Know-How generated by them or has obtained or has the legal right to obtain assignments of all such Licensed Know-How;
9.3.8    to the knowledge of Codexis Senior Management, no Third Party has rights in the Licensed Patents, the Licensed Know-How or the Platform Technology that would adversely affect Novartis’ rights under this Agreement;
9.3.9    [***];

9.3.10    [***];
9.3.11    [***];
9.3.12     in respect of each of the In-License Agreements, to the knowledge of Codexis Senior Management:
(a)    each of the In-License Agreements is in full force and effect and neither Codexis nor its Affiliates have materially breached or received any written or oral notice of any breach or any written or oral notice of the intent to terminate under any of the In-License Agreements;
(b)    each sublicense granted to Novartis has been granted to Novartis pursuant to the terms of each respective In-License Agreement;
(c)    each of the In-License Agreements disclosed to Novartis is true, accurate and not misleading as to the terms thereof that have not been redacted; and
(d)     Exhibit 1.67 sets forth a true and complete list of all In-License Agreements;
9.3.13    [***];
9.3.14    the license limitations in Section 3.4.3 with respect to the Codexis Mayflower Patents are exhaustive, complete, accurate and not misleading; and
9.3.15    certain of the inventions claimed in the In-Licensed Patents, the Codexis Core Technology IP and the Intellectual Property Rights therein, have been made with funds provided by the U.S. government, and that with respect thereto the U.S. government retains a non-exclusive license as set forth in 35 U.S.C. § 202 and, as a result, this Agreement is subject to all of the terms and conditions of 35 U.S.C. § 200 et seq., which sets forth additional obligations with regard to inventions made with U.S. government funds and products based thereon, including a preference for manufacture in the U.S. pursuant to 35 U.S.C. § 204.
9.4    Mutual Covenants. Each Party hereby covenants to the other Party that:
9.4.1    all employees of such Party or its Affiliates, and all agents, consultants, contractors and subcontractors (as provided in Section 4.2) of such Party or its Affiliates performing any activities under a research plan under a Technology Transfer Project (including, in the case of Codexis, any Additional Services) shall be under the obligation to assign all right, title and interest in and to their inventions and discoveries, whether or not patentable, if any, to such Party as the sole owner thereof;
9.4.2    such Party shall perform its obligations and activities under this Agreement (including, in the case of Codexis, the Additional Services) in compliance with Applicable Law and industry standards, including, without limitation, GLP, GCP and GMP, in each case as applicable under Applicable Law of the country and the state and local government wherein such activities are conducted, and with respect to the care, handling and use in research and development activities hereunder of any non-human animals by or on behalf of such Party, shall at all times comply (and shall ensure compliance by any of its subcontractors) with Applicable Law, and also with the standards in the pharmaceutical industry for the development and manufacture of pharmaceutical products, and (b) with individuals who are appropriately trained and qualified;
9.4.3    with specific regard to each Party’s performance of their respective obligations to the other Party under this Agreement, neither Party shall employ (or, to its knowledge, use any contractor or consultant that employs) any individual or entity (a) debarred by the FDA (or subject to a similar sanction of any other applicable Regulatory Authority), (b) who is the subject of an FDA debarment investigation or proceeding (or similar proceeding of any other applicable Regulatory Authority), or (c) has been charged with or convicted under any Applicable Law of the United States for conduct relating to the development, approval or otherwise relating to the regulation of any product under the Generic Drug Enforcement Act of 1992, in each case, in the conduct of its activities under this Agreement; and
9.4.4    neither Party shall, during the Term, grant any right or license to any Third Party relating to any of the Intellectual Property Rights it Controls that would conflict or interfere with any of the rights or licenses granted to the other Party hereunder.
9.5    Additional Covenants of Novartis. Novartis hereby covenants to Codexis that:
9.5.1    all Novartis employees and contractors that will have access to Codexis Confidential Information and/or Platform Technology shall be subject to confidentiality obligations with Novartis subjecting the employee or contractor to Novartis’ maintenance, non-disclosure, and non-use obligations under Article 10;
9.5.2    any financial information contained in any Novartis report delivered pursuant to Article 7 will be generated using the same financial reporting system, using the same data, and in the same manner that Novartis uses to generate financial information for Novartis’ public reporting obligations; and
9.5.3    during the Term, Novartis shall not, and Novartis shall cause its Affiliates and its permitted sublicensees to not, challenge the validity, scope or enforceability of or otherwise oppose any Patents included within the Licensed IP in any country, [***].
9.6    Additional Covenants of Codexis. Codexis hereby covenants to Novartis that:

9.6.1    with respect to each In-License Agreement, Codexis shall maintain and keep each In-License Agreement in full force and effect under each In-License Agreement’s respective terms for the term of the In-Licensed IP licensed pursuant to such In-License Agreement;
9.6.2    Codexis shall not amend any such In-License Agreement in a manner that adversely affects Novartis’ rights under this Agreement and/or imposes any additional obligations upon Novartis not disclosed to Novartis under the In-License Agreements;
9.6.3    Codexis, pursuant to the terms of the In-License Agreements, shall pay any and all annual license fees due to all Third Party licensors during the Term required to maintain each In-License Agreement; provided, however, that nothing contained herein shall require Codexis to be responsible for Losses arising from the breach of any In-License Agreements by Novartis as a sublicensee; and
9.7    DISCLAIMERS
9.7.1    CODEXIS DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 9.1, 9.2 9.3, 9.4 AND 9.6, CODEXIS MAKES NO REPRESENTATIONS, WARRANTIES OR COVENANTS OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY CODEXIS INFORMATION, CODEXIS PATENTS, CODEXIS CORE TECHNOLOGY, CODEXIS CORE TECHNOLOGY IMPROVEMENTS, [***], ARISING CODEXIS ENZYME TECHNOLOGY ARISING CODEXIS PROCESS TECHNOLOGYOR ANY LICENSE GRANTED BY CODEXIS HEREUNDER, OR WITH RESPECT TO THE PRODUCTS. EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 9.1, 9.2, 9.3, 9.4 AND 9.6, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY THAT ANY PATENT OR OTHER PROPRIETARY RIGHTS INCLUDED IN THE CODEXIS PATENTS ARE VALID OR ENFORCEABLE OR THAT USE OF THE CODEXIS PATENTS, CODEXIS CORE TECHNOLOGY, CODEXIS CORE TECHNOLOGY IMPROVEMENTS, [***], ARISING CODEXIS ENZYME TECHNOLOGY AND ARISING CODEXIS PROCESS TECHNOLOGY CONTEMPLATED HEREUNDER [***].
9.7.2    NOVARTIS DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 9.1, 9.2, 9.4 AND 9.5, NOVARTIS MAKES NO REPRESENTATIONS, WARRANTIES OR COVENANTS OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY NOVARTIS INFORMATION OR ANY LICENSE GRANTED BY NOVARTIS HEREUNDER. EXCEPT AS EXPRESSLY

SET FORTH IN SECTIONS 9.1, 9.2, 9.4 AND 9.5, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY THAT ANY PATENT OR OTHER PROPRIETARY RIGHTS INCLUDED IN THE [***], ARISING NOVARTIS ENZYME TECHNOLOGY OR ARISING NOVARTIS PROCESS TECHNOLOGY ARE VALID OR ENFORCEABLE OR THAT THE USE OF THE [***], ARISING NOVARTIS ENZYME TECHNOLOGY OR ARISING NOVARTIS PROCESS TECHNOLOGY CONTEMPLATED HEREUNDER [***].
9.7.3    LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF [***], OR CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER ARTICLE 11, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL OR LOSS OF BUSINESS.
10.    CONFIDENTIALITY
10.1    Nondisclosure Obligation. All Information disclosed by one Party to the other Party hereunder shall, during the Term and for a period of [***] years thereafter, be (a) maintained in confidence by the receiving Party and (b) shall not be disclosed to any Third Party or (c) used for any purpose except as permitted by this Agreement (it being understood that this clause (c) shall not create or imply any rights or licenses not expressly granted under this Agreement) without the prior written consent of the disclosing Party, except to the extent that such Information:
10.1.1    is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;
10.1.2    is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;
10.1.3    is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or
10.1.4    is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party’s business records.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.
10.2    Authorized Disclosure. The receiving Party may disclose Information belonging to the disclosing Party, and Information deemed to belong to both Parties under the terms of this Agreement, to the extent and only to extent) such disclosure is reasonably necessary in the following instances the receiving Party may disclose Information belonging to the disclosing Party, and Information deemed to belong to both Parties under the terms of this Agreement, to the extent and only to extent) such disclosure is reasonably necessary in the following instances:
10.2.1    Prosecuting Patents;
10.2.2    to a Regulatory Authority in order to obtain Patents or to gain or maintain Regulatory Approval, but such disclosure may be only to the extent reasonably necessary to obtain Patents or Regulatory Approval;
10.2.3    prosecuting or defending litigation, including responding to a subpoena in a Third Party litigation;
10.2.4    subject to Section 10.5, complying with Applicable Law (including the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with judicial process, if in the reasonable opinion of the receiving Party’s counsel, such disclosure is necessary for such compliance; and
10.2.5    disclosure, solely on a “need to know basis,” to Affiliates, sublicensees, potential or actual acquirers, merger partners, or assigns permitted under Section 14.8, permitted subcontractors, investment bankers, investors, lenders or other potential financial partners, and their and each of the Parties’ respective directors, employees, consultants, contractors and agents, each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 10; provided, however, that in each of the above situations, the receiving Party shall remain responsible for any failure by any Person who receives Information pursuant to this Section 10.2.5 to treat such Information as required under this Article 10.
If and whenever any Information is disclosed in accordance with this Section 10.2, such disclosure shall not cause any such Information to cease to be confidential, except to the extent that such disclosure results in a public disclosure of such Information (other than by breach of this Agreement). Where reasonably possible and subject to Section 10.4 and other than pursuant to Section 10.2.5, the receiving Party shall notify the disclosing Party of the receiving Party’s intent to make such disclosure pursuant to this Section.

If a Party is required by judicial or administrative process to disclose Information that is subject to the non-disclosure provisions of this Section 10.2, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 10.2, and the Party disclosing Information pursuant to law or court order shall take all steps reasonably necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Information.
10.3    Terms of this Agreement. The Parties acknowledge that this Agreement and all of the respective terms of this Agreement shall be treated as Information of both Parties, except that Exhibits [***] are Information of Codexis.
10.4    Securities. In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes or refers to the terms and conditions of this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other securities Applicable Law, the Party shall notify the other Party of such intention and shall provide such other Party with a copy of the relevant portions of the proposed filing prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the terms and conditions of this Agreement, and shall use reasonable efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party reasonably requests be kept confidential, and shall only disclose Information that it is advised by counsel is legally required to be disclosed. No such notice shall be required under this Section 10.4 if the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by either Party hereunder or otherwise approved by the other Party.
10.5    Publicity/Use of Names.
10.5.1    Upon execution of this Agreement, Codexis shall issue the press release mutually agreed upon by the Parties and set forth in Exhibit 10.5.1. Any disclosure that is required by Applicable Law (including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), or the rules of a securities exchange or the Securities and Exchange Commission or the securities regulations of any state or other jurisdiction, may be made by Codexis or Novartis; provided that any such required disclosure will not contain any Information of, respectively, Novartis or Codexis and, if disclosure of such information is required by Applicable Law or such rules or regulations, the Parties will comply with Sections 10.2 and 10.5, as applicable, and will use reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information that is disclosed to a governmental agency. Codexis may publicly disclose any information that has previously been disclosed in accordance with this Section 10.5.1 without any requirement to receive Novartis’ approval thereof or to provide Novartis with an opportunity to review such disclosure.
10.5.2    Codexis agrees to provide to Novartis a copy of any public announcement regarding this Agreement or the subject matter thereof within a reasonable period of time under the circumstances prior to its scheduled release, which period of time shall not be less than fifteen (15) Business Days where practicable, for Novartis’ review. Except as otherwise required by Applicable Law, Codexis shall remove any Information of Novartis that Novartis deems to be inappropriate for disclosure. Codexis agrees not to use the name or trademark of Novartis, its Affiliates, or its employees, without the prior written consent of Novartis, except that Codexis may disclose that Novartis is a licensee of Codexis hereunder.
10.5.3    Novartis may make public announcements and publications regarding any Novartis Controlled API, Novartis Non-Controlled API or Therapeutic Product in its sole discretion, and such announcement or publication shall not be subject to this Section 10.5. In addition, Novartis may publish scientific papers and make scientific presentations; provided, however, that such publications and presentations do not include the Information of Codexis.
10.6    Existing CDA. The Parties entered into a confidential disclosure agreement dated as of [***] (the “Confidential Disclosure Agreement”). If any terms or conditions set forth in this Article 10 conflict with or are inconsistent with the terms and conditions of the Confidential Disclosure Agreement with respect to any information disclosed thereunder that would be considered Information hereunder, this Article 10 will govern over the Confidential Disclosure Agreement with respect to such information to the extent of such conflict or inconsistency. Subject to the foregoing, the Confidential Disclosure Agreement shall remain in full force and effect, in accordance with its terms, with respect to information disclosed thereunder to the extent such information would not be considered Information hereunder.
11.    INDEMNITY AND INSURANCE
11.1    Codexis Indemnity.
11.1.1    Codexis shall indemnify, defend and hold harmless Novartis and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns, and representatives (the “Novartis Indemnitees”), from and against any and all Losses from Claims from Third Party(ies), to the extent arising out of or relating to, directly or indirectly: (a) the negligence, recklessness or wrongful intentional acts or omissions of Codexis, its Affiliates, and sublicensees (excluding Novartis) and its or their respective directors, officers, employees and agents, in connection with Codexis’ performance of its obligations or exercise of its rights under this Agreement, or (b) any breach by Codexis of any representation, warranty or covenant set forth in this Agreement; including for each of clauses (a) and (b), claims and threatened claims based on (i) product liability, bodily injury, risk of bodily injury, death or property damage or (ii) the failure to comply with Applicable Law; provided, however, that Codexis’ indemnification obligations under this Section 11.1.1 will not apply to any such Losses to the extent (A) such Losses are finally determined by a court or tribunal of competent jurisdiction to be attributable to any Novartis Indemnitee having committed an act or acts of negligence, recklessness or willful misconduct, (B) such Losses result from any breach by Novartis of any representation, warranty or covenant set forth in this Agreement, or (C) Novartis is required to indemnify Codexis pursuant to Section 11.2.
11.1.2    Subject to the limitations set forth in Section 11.1.3, Codexis shall indemnify, defend and hold harmless Novartis Indemnitees from and against any and all Losses from Claims from Third Party(ies) [***]; provided, however, that Codexis’ indemnification obligations under this Section 11.1.2 will not apply to any such Losses to the extent (A) such Losses are finally determined by a court or tribunal of competent jurisdiction to be attributable to any Novartis Indemnitee having committed an act or acts of negligence, recklessness or willful misconduct, (B) such Losses result from any breach by Novartis of any representation, warranty or covenant set forth in this Agreement, or (C) Novartis is required to indemnify Codexis pursuant to Section 11.2 for such Losses. [***].
11.1.3    Codexis’ indemnification obligations under Section 11.1.2 will be limited as follows: [***].
11.2    Novartis Indemnity. Novartis shall indemnify, defend, and hold harmless Codexis and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns, and representatives (the “Codexis Indemnitees”), from and against any and all Losses from Claims from Third Party(ies) to the extent arising out of or relating to, directly or indirectly: (a) the negligence, recklessness or wrongful intentional acts or omissions of Novartis, its Affiliates, and sublicensees and its or their respective directors, officers, employees and agents, in connection with Novartis’ performance of its obligations or exercise of its rights under this Agreement; (b) any breach by Novartis of any representation, warranty or covenant set forth in this Agreement; (c) [***]; provided, however, that Novartis’ indemnification obligations under this Section 11.2 will not apply to any such Losses to the extent (A) such Losses are finally determined by a court or tribunal of competent jurisdiction to be attributable to any Codexis Indemnitee having committed an act or acts of negligence, recklessness or willful misconduct, (B) such Losses result from any breach by Codexis of any representation, warranty or covenant set forth in this Agreement, or (C) Codexis is required to indemnify Novartis pursuant to Section 11.1.
11.3    Indemnification Procedure. A claim to which indemnification applies under Section 11.1 or Section 11.2 shall be referred to herein as an “Indemnification Claim.” If any Person or Person (collectively, the “Indemnitee”) intends to claim indemnification under this Article 11, the Indemnitee shall notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement, except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicting interests between such Indemnitee and the Indemnitor; provided that the Indemnitor shall not be obligated to pay the fees of more than one counsel retained by all Indemnitees. If the Indemnitor does not assume the defense of the Indemnification Claim as described in this Section 11.1.3 above, the Indemnitee may defend the Indemnification Claim, but shall have no obligation to do so. The Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner which would have an adverse effect on the Indemnitee’s interests (including any rights under this Agreement), without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld or delayed. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s reasonable expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 10.
11.4    Insurance. Each Party shall maintain at all times during the Term commercial general liability insurance and product liability insurance in respect of any Claim from a Third Party, as contemplated in Section 11.1.1 and Section 11.2, from a recognized, creditworthy insurance company, with coverage limits of at least [***] per such Claim from such Third Party. With respect to Novartis, such product liability insurance shall include coverage for any Claims from Third Party(ies) subject to Section 11.2 in respect of any Novartis Controlled API or Novartis Non-Controlled API or Therapeutic Product undergoing clinical trials. The minimum level of insurance set forth herein shall not be construed to create a limit on either Party’s liability hereunder. Within ten (10) days following reasonable written request from either Party, the other Party shall furnish to the requesting Party a certificate of insurance evidencing such coverage. In the case of a material modification or cancellation of such coverage, each Party shall notify the other Party as soon as reasonably practicable and provide the other Party with a new certificate of insurance evidencing that such Party’s coverage meets the requirements of this Section 11.4. Notwithstanding the aforementioned, each Party may elect to self-insure or re-insure all of parts of the limits described above and, in such event, this Section 11.4 shall apply to such self-insurance or re-insurance arrangements mutatis mutandis.

12.    TERM AND TERMINATION.
12.1    Term. This Agreement shall become effective on the Effective Date and shall remain in effect unless and until terminated pursuant to Section 12.2, Section 12.3 or Section 12.4, or by mutual agreement of the Parties. The period from the Effective Date until the date of termination of this Agreement shall be the “Term.”
12.2    Termination for Material Breach. Either Party (the “Non-Breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement, in its entirety, in the Non-Breaching Party’s sole discretion in the event the other Party (the “Breaching Party”) has materially breached this Agreement, and such material breach has continued for sixty (60) days (the “Cure Period”) after written notice thereof is provided to the Breaching Party by the Non-Breaching Party, such notice describing the alleged material breach in sufficient detail to put the Breaching Party on notice. If at the end of the Cure Period, the Breaching Party can demonstrate that it is actively seeking to remedy such material breach, then at the Breaching Party’s request and with the consent of the Non-Breaching Party (not to be unreasonably withheld), the Non-Breaching Party shall grant an additional forty-five (45) days for the Breaching Party to remedy such breach.
12.3    Insolvency or Bankruptcy. To the extent permitted under Applicable Law, either Party may terminate this Agreement, (a) if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or (b) if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] after the filing thereof, or (c) if the other Party shall propose or be a party to any dissolution or liquidation, or (d) if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors. Each Party agrees to give the other Party prompt notice of the foregoing events giving rise to termination under this Section 12.3. All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. All materials required to be delivered by the non-bankrupt Party under this Agreement (including all manufacturing information) shall be considered to be “embodiments” of such intellectual property for purposes of Section 365(n) of the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any intellectual property licensed to the non-bankrupt Party, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement. All written agreements entered into in connection with the Parties’ performance under this Agreement from time to time shall be considered agreements “supplementary” to this Agreement for purposes of Section 365(n) of the Bankruptcy Code.
12.4    Novartis Termination at Will. At any time after Wave 1, Novartis may terminate this Agreement in its entirety at any time upon providing ninety (90) days’ written notice to Codexis at any time and for any reason or for no reason at all. [***] If Novartis terminates this Agreement pursuant to this Section 12.4 prior to receipt by Codexis of the Milestone Payment associated with the Completion of Wave 2 as contemplated by Section 7.2, in addition to the provisions of Section 12.5.2, Novartis shall pay to Codexis the sum of $9,000,000.00. If Novartis terminates this Agreement pursuant to this Section 12.4 after the receipt by Codexis of the Milestone Payment associated with the Completion of Wave 2 but prior to receipt by Codexis of the Milestone Payment associated with the Completion of Wave 3 as contemplated by Section 7.2, in addition to the provisions of Section 12.5.2, Novartis shall pay to Codexis the sum of $5,000,000.00.
12.5    Consequences of Termination.
12.5.1    In General. Termination of this Agreement for any reason shall not (a) release either Party from any obligation that has accrued prior to the effective date of such termination; (b) preclude either Party from claiming any other damages, compensation, or relief that it may be entitled to upon such termination; (c) terminate any right to obtain performance of any obligation provided for in this Agreement that shall survive termination; or (d) in any way alter, reduce, diminish, eliminate or expunge either Party’s rights to freely use any Enzymes it owns, post termination. Upon any termination of this Agreement, each Party shall return to the other Party and cease using all Information of such other Party; provided that the legal department of each Party may retain one (1) copy of such Information and the Party having received the Information of the disclosing Party shall not be required to destroy any securely stored computer files that contain the disclosing Party’s Information created during automatic system back-ups, provided that the Information so retained remains subject to the confidentiality and non-use obligations set forth in this Agreement and the computer files are not readily accessible to the receiving Party’s employees.
12.5.2    Effects of Termination.
(a)    Upon any permitted termination of this Agreement by Codexis pursuant to Section 12.2 or 12.3, or termination by Novartis pursuant to Section 12.4, (i) the rights and licenses granted to Novartis in Sections [***] shall immediately terminate, and Novartis shall, within [***] after the effective date of such termination, return or cause to be returned to Codexis the Platform Technology to the extent in tangible form, (ii) [***], and (iii) [***]. In the event of termination by Codexis pursuant to Section 12.2 for breach by Novartis or its Affiliates of its obligations under Section 9.5.3, the licenses granted to Novartis pursuant to Section [***] and Section [***] shall immediately terminate, and Novartis shall, within [***] after the effective date of such termination, return or cause to be returned to Codexis the Platform Technology to the extent in tangible form.
(b)    Upon any permitted termination of this Agreement by Novartis pursuant to Section 12.2 [***] all rights and licenses granted to Codexis hereunder shall immediately terminate, and Codexis shall, within [***] after the effective date of such termination return or cause to be returned to Novartis all Technology and Information of Novartis in tangible form, and all substances or compositions delivered or provided by Novartis, as well as any other material provided by Novartis in any medium.
(c)     Upon any permitted termination of this Agreement by Novartis pursuant to Section 12.3 (i) the licenses granted to Novartis pursuant to Sections [***] shall survive and all payment and reporting obligations hereunder (including, without limitation, those set forth in Article 7) and records retention and audit rights set forth in Article 8 shall survive; and (ii) all rights and licenses granted to Codexis hereunder shall survive.
12.5.3    Codexis Audit Right on Novartis Breach; Termination; Divestment. In the event of termination of this Agreement by Codexis pursuant to Section 12.2 or 12.3, or by Novartis pursuant to Section 12.4, or if Novartis sells, leases, loans, provides or otherwise divests to any Third Party any facility or business unit that practices or otherwise uses any Codexis Core Technology, Codexis Core Technology Improvements or other Technology related to Covered Enzymes or Enzymes, Novartis shall provide to Codexis, within [***] after the effective date of such termination, or within [***] after the effective date of such divestment, as applicable, a certification signed by a duly authorized executive or non-executive officer of Novartis, certifying that all Codexis proprietary materials, information, and technology in custody or control of Novartis or sublicensee of Novartis, or at the divested facility or business unit, has been destroyed (including, without limitation, all Codexis Software). In addition, Codexis shall have a right to conduct an audit to determine that all Codexis materials, information, and/or technology have been destroyed and that such destruction is complete (the “Termination and Divestment Audit Right”). [***] Novartis may require such designee to enter into an appropriate written agreement obligating it to be bound by obligations of confidentiality and restrictions on use of such Information that are comparable to the obligations set forth in Article 10. The Termination and Divestment Audit Right shall continue until the earlier of (a)[***] after the effective date of termination of this Agreement by Codexis pursuant to Section 12.2 or 12.3, or by Novartis pursuant to Section 12.4, or (b) until a designee determines, pursuant to the Codexis’ exercise of the Termination and Divestment Audit Right, that all Codexis materials, information, and/or technology has been destroyed. All reasonable expenses arising from the first audit shall be at Codexis’ expense, and all subsequent audits, if any, shall be at Novartis’ expense.
12.6    Survival.
12.6.1    The following provisions shall survive, as well as any other provision which by its terms or by the context thereof is intended to survive,

termination of this Agreement: Article 1 (Definitions), Article 6 (Intellectual Property), Article 10 (Confidentiality) (for the time period set forth in Section 10.1, Article 14 (Miscellaneous), and Sections 3.3, 3.4.1, 3.4.2, 3.4.3, 3.4.4, 9.7, 11.1, 11.2, 11.3, 12.5 and 12.6;
12.6.2    Article 8 (Records and Audit Rights) and Sections 3.1, 3.2, 3.5.2, 0, 7.5, 7.6, 7.8, 7.9, 7.10 and 7.11 shall survive termination in accordance with Section 12.5.2;
12.6.3    Section 3.6 shall survive termination solely to the extent that Sections 3.2 and/or 3.5.2 survive termination in accordance with Section 12.5.2;
12.6.4    Section 7.7 shall survive termination if the Agreement is terminated by Codexis pursuant to Sections 12.2 or 12.3 or by Novartis pursuant to Section 12.4.
Except as otherwise expressly provided, all other rights, licenses and obligations shall terminate upon termination of this Agreement.
13.    DISPUTE RESOLUTION.
13.1    Resolution by Executive Officers. The Parties agree that the procedures set forth in this Article 13 shall be the exclusive mechanism for resolving any dispute, controversy, or claim, which are not Excluded Claims, (each, a “Dispute”) between the Parties that may arise from time to time pursuant to this Agreement relating to any Party’s rights and/or obligations. Except as otherwise provided in this Agreement, in the event of any Dispute between the Parties in connection with this Agreement, the construction hereof, or the rights, duties or liabilities of either Party hereunder, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within ten (10) Business Days, either Party may, by written notice to the other Party, refer the Dispute to the executive officers designated by the Parties for attempted resolution. Such officers, or their designees, shall attempt in good faith to promptly resolve such Dispute within thirty (30) Business Days thereafter. In the event that any matter is not resolved under the foregoing provisions, each Party may, at its sole discretion, seek resolution of such matter in accordance with Section 13.2.
13.2    Arbitration. Any Dispute referred for arbitration shall be finally resolved by binding arbitration before a panel of three (3) arbitrators appointed in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) in effect at the time the proceeding is initiated. The Emergency Arbitrator Provisions shall not apply. The Expedited Procedure Provisions shall not apply. If the issues in Dispute involve scientific, technical or commercial matters, then any arbitrator chosen under this Agreement shall have educational training and industry experience sufficient to demonstrate a reasonable level of relevant scientific, technical and commercial knowledge relevant to the subject matter of the Dispute. All proceedings and communications as part of the arbitration shall be in English. Following selection of the third arbitrator, the arbitrators shall use all reasonable efforts to complete the arbitration proceedings and render an award within six (6) months after the last arbitrator is appointed. In any such arbitration, the following additional procedures shall apply:
13.2.1    Panel. Within thirty (30) days after a Party demands arbitration, each Party shall select one (1) arbitrator and the third chosen by the two (2) Party-chosen arbitrators. If either, or both, of Novartis or Codexis fails to choose an arbitrator within thirty (30) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within thirty (30) days after their appointment, then either or both Parties shall immediately request that the ICC select the remaining number of arbitrators to be selected, which arbitrator(s) shall have an appropriate background, experience and expertise in the subject matter at issue in the Dispute. The place of arbitration shall be [***].
13.2.2    Injunctive Relief. Either Party may apply to the arbitrators for interim injunctive relief until the arbitration decision is rendered or the Dispute is otherwise resolved. Either Party may, without waiving any right or remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the Dispute pursuant to this Article 13. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.
13.2.3    Costs and Expenses. Each Party will share equally the cost and expenses of the panel selected in Section 13.2.1 and any administrative fees unless in each case the arbitrators agree otherwise, which they are hereby empowered, authorized and instructed to do if they determine that to be fair and appropriate. Each Party shall bear its own costs and expenses and attorneys’ fees in connection with any such arbitration or other legal action or proceeding; provided, however, that the prevailing Party in any such arbitration, action or proceeding, upon entry of a final, unappealable decision, shall be entitled to recover from the other Party the actual costs, expenses and reasonable attorneys’ fees (including all related costs and expenses) incurred by such prevailing Party in connection with such action or proceeding and in connection with obtaining and enforcing any judgment or order thereby obtained.
13.2.4    Confidentiality. Except to the extent necessary to confirm an award or decision or as may be required by Applicable Law, or the requirement of any exchange on which a Party’s shares are traded, neither Party nor any arbitrator may disclose the existence or results of any arbitration without the prior written consent of both Parties. In no event shall any arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Dispute would be barred by the applicable New York statute of limitations.

13.2.5    Breach of the Agreement. In the event of a Dispute involving the alleged breach of this Agreement (including, without limitation, whether a Party has satisfied its diligence obligations hereunder), (a) neither Party may terminate this Agreement under Section 12.2 until resolution of the Dispute pursuant to this Article 13 and (b) if the arbitrators render a decision that a breach of this Agreement has occurred, the arbitrators shall have no authority to modify the right of the non-breaching Party to terminate this Agreement in accordance with Section 12.2.
13.2.6    Performance. Any disputed performance or suspended performance pending the resolution of a Dispute that the arbitrators determine to be required to be performed by a Party shall be completed within a reasonable time period following the final decision of the arbitrators.
13.2.7    Binding Decision. The decision of the arbitrators shall be the sole, exclusive and binding remedy between the Parties regarding the determination of all Disputes presented. The arbitrators shall prepare and deliver to the Parties a written, reasoned opinion conferring their decision. Judgment on the award so rendered may be entered in any court having competent jurisdiction thereof. Any monetary payment to be made by a Party pursuant to a decision of the arbitrators shall be made in Dollars, free of any tax or other deduction.
13.3    Confidentiality, Patent and Excluded Claims. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding (a) breach or threatened breach of a Party's confidentiality obligations under this Agreement, (b) the ownership, scope, construction, validity and enforceability of any Patent, or (c) any other Excluded Claims, shall be determined in a court and under the laws of a competent jurisdiction.
13.4    [***]. [***].
14.    MISCELLANEOUS.
14.1    Regulatory Responsibilities and Costs. As between the Parties, Novartis shall prepare, file, maintain and own all Regulatory Filings and related submissions with respect to all Therapeutic Products and shall bear the cost of such preparation, filing, maintenance and ownership. As between the Parties, Novartis shall be solely responsible for communicating with the FDA and/or any other Regulatory Authority in any country or jurisdiction regarding all Therapeutic Products.
14.2    Commercialization Responsibilities and Costs. As between the Parties, Novartis shall be solely responsible for all commercialization activities relating to Therapeutic Products, at Novartis’ sole cost and expense, and shall have sole decision-making authority with respect to the foregoing. For clarity, nothing in this Agreement shall require Novartis to develop or commercialize any minimum number of Therapeutic Products or limit the number of Therapeutic Products that Novartis may develop or commercialize.

14.3    Party Employees. Notwithstanding anything to the contrary under this Agreement, under no circumstance would any employee, contractor, contingent worker or consultant of a Party be considered an employee, contractor, contingent worker or consultant of the other Party. The Party who sends any employee, contractor, contingent worker or consultant to work at the other Party’s premises shall assume all liability for such employees, contractors, contingent workers or consultants working at the other Party’s premises and shall procure that its employees, contractors, contingent workers or consultants comply with all security, health and safety and other policies applicable to occupiers of the hosting Party’s premises.
14.4    Non-Solicitation. During the period beginning on the Effective Date and ending on the date that is [***] (the “Non-Solicitation Period”), neither Party shall directly or indirectly, solicit or attempt to solicit any person acting in a scientific role who is or was an employee or contractor of the other Party or such other Party’s Affiliates during the Non-Solicitation Period, or in any other way directly or indirectly seek to solicit, induce, bring about, influence, promote, facilitate, or encourage any such individual to work for such Party; provided that the foregoing shall not restrict a Party or its Affiliates from advertising employment opportunities in any manner that does not directly target the other Party or its Affiliates or from hiring or employing any person who responds to such generalized public advertisements.
14.5    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.
14.6    Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Codexis, to:	Codexis, Inc. 200 Penobscot Drive Redwood City, CA 94063 Attention: [***] Telephone: [***] Email: [***]

and:	Codexis, Inc. 200 Penobscot Drive Redwood City, CA 94063 Attention: [***] Telephone: [***] Email: [***]
if to Novartis, to:	Novartis Pharma AG Asklepios 8 Novartis Campus CH-4056 Basel Switzerland Attention: [***] Telephone: [***] Email: [***]
And	Novartis Pharma AG Forum 2 Novartis Campus CH-4056 Basel Switzerland Attention: [***] Telephone:[***] Email: [***]
or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.
14.7    Force Majeure. Except for the payment of money, neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake Commercially Reasonable Efforts to cure such force majeure circumstances.
14.8    Assignment. Except as provided in this Section 14.8, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder, in whole or in part, to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the subject matter of this Agreement, or in the event of its merger or consolidation or change in control or similar transaction. This Agreement shall inure to the benefit of and be binding on the Parties’ successors and assigns. Any attempted assignment not in accordance with this Section 14.8 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.
14.9    Waivers and Modifications. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise. No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by both Parties.
14.10    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws or renvoi, and excludes (a) the United Nations Convention on Contracts for the International Sales of Goods; (b) the 1974 Convention on the Limitation Period in the International Sale of Goods (the “1974 Convention”); (c) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980; and (d) the Uniform Computer Information Transactions Act; provided, however, that with respect to matters involving the enforcement, validity or scope of Intellectual Property Rights, the laws of the applicable country shall apply.
14.11    Independent Contractors. It is expressly agreed that Codexis and Novartis shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Codexis nor Novartis shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.
14.12    Entire Agreement. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto. Notwithstanding anything to the contrary in the foregoing, and subject to Section 10.6 hereof, the Confidential Disclosure Agreement shall remain in full force and effect with respect to the subject matter thereof and information disclosed thereunder.
14.13    Counterparts. This Agreement may be signed in any number of counterparts (facsimile and electronic transmission included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. After facsimile or electronic transmission, the parties agree to execute and exchange documents with original signatures.
14.14    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.
14.15    Certain Conventions. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa.
14.16    Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.
14.17    Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.
14.18    References. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to Applicable Law herein shall be construed as referring to such Applicable Law as from time to time enacted, repealed or amended, and (c) any reference herein to any Person shall be construed to include the Person’s successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Platform Technology Transfer and License Agreement to be executed by their respective duly authorized officers as of the Effective Date.

Codexis, Inc.	Novartis Pharma AG
By: /s/ John Nicols	By: /s/ Reto Fischer
Name: John Nicols	Name: Dr. Reto Fischer
Title: President and CEO	Title: Global Head Technical R&D

Novartis Pharma AG
By: /s/ Melanie K. Martin
Name: Melanie K. Martin
Title: Head of Legal TRD

Exhibit 1.22

Codexis Core Patents

(Listing of Patents included in the definition of Codexis Core Patents (Section 1.22))

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 1.27
Codexis Enzymes

(Listing of Codexis Enzymes included in the definition of Codexis Enzymes (Section 1.27))

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 1.27(a)

Exceptions to Codexis Enzymes

(Listing of certain Covered Enzymes which are not Codexis Enzymes (Section 1.27))

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 1.28

Codexis Enzyme Patents

(Listing of Patents included in the definition of Codexis Enzyme Patents (Section 1.28))

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 1.32

Codexis Mayflower Patents

(Listing of Patents included in the definition of Codexis Mayflower Patents (Section 1.32))

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 1.34

Codexis Software

(Listing of software included in the definition of Codexis Software (Section 1.34))

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 1.67

In-License Agreements

(Listing of in-license patent agreements included in the definition of In-License Agreements (Section 1.67))

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 1.70

In-Licensed Patents

(Listing of Patents included in the definition of In-Licensed Patents (Section 1.70))

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 1.106

Restricted Enzymes

(Listing of enzyme, or any vector that encodes for any such enzyme, included in the definition of Restricted Enzyme(s) (Section 1.106))

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 1.115

Technology Transfer Plan

(Written plan by which Codexis will (a) transfer to Novartis of the Platform Technology, Codexis Documentation, Codexis Software, Codexis Materials, and Improvements thereto which come to be Controlled by Codexis during the Technology Transfer Period, and (b) train Novartis with respect to the Platform Technology)

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 3.4.3

Mayflower Patent Limitations

(Limitations on licenses provided in Sections 3.2.1, 3.2.2, 3.2.3 and 3.5.2 with respect to the Codexis Mayflower Patents)

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 3.4.5

Codexis Enzyme Suppliers

(List of entities included in the definition of
Third Party Enzyme Suppliers (Section 3.4.5))

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 4.1
Additional Services

(Form of Statement of Work under Section 4.1)

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 7.4.2
Written Notice Form

(Form of written notice under Section 7.4.2)

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 7.5
Payment Report Form

(Form of written notice under Section 7.5)

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 10.5.1
Press Release

(Press Release entitled “Codexis Announces CodeEvolver Technology Transfer and License Agreement with Global Pharmaceutical Leader” issued by Codexis, Inc. on May 15, 2019)

Omitted pursuant to Regulation S-K, Item 601(a)(5)